As filed with the Securities and Exchange Commission on August 5, 2002

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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                              --------------------


         Date of Report (Date of earliest event reported): July 26, 2002

                                 EDO Corporation
             (Exact name of Registrant as specified in its charter)


     New York                       3812                      11-0707740
State or Other Jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
    of Incorporation or       Classification Code Number)   Identification No.)
      Organization)

                              --------------------

                         60 East 42nd Street, Suite 5010
                               New York, NY 10165
                                  212.716.2000
 (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                               ------------------

                                 Not applicable
          (Former name or former address, if changed since last report)

                                -----------------

===============================================================================

Item 2.  Plan of Acquisition.

     EDO Corporation, a New York corporation (the "Company"), is filing this Current Report on Form 8-K to report the acquisition by its wholly-owned subsidiary of substantially all of the assets (the "Assets") of Condor Systems, Inc., a California corporation ("Condor"), and CEI Systems, Inc., a Delaware corporation (together with Condor, the "Sellers").

     On July 26, 2002, EDO Reconnaissance and Surveillance Systems, Inc. (formerly known as EDO Acquisition IV Inc.), a Delaware corporation and a wholly-owned subsidiary of the Company ("EDO Reconnaissance"), acquired the Assets (the "Transaction") pursuant to an Amended and Restated Asset Purchase Agreement (as amended, modified or supplemented, the "Purchase Agreement") dated as of May 31, 2002 by and among EDO Reconnaissance and the Sellers for approximately $102 million in cash and assumed liabilities, including certain trade and supplier payables and obligations relating to employees and standby letter of credit obligations. The Purchase Agreement has been filed as Exhibit
2.1 to this report and is incorporated by reference herein.

     Prior to the consummation of the Transaction, Sellers were in the business of providing technologically advanced signal collection and specialized electronic countermeasure products and systems in the electronic warfare industry and supplying a complete line of integrated systems, including subsystems that are used on high-profile airborne, shipboard, and ground based platforms. These systems are used to intercept, identify, locate, and analyze radar signals for a variety of military needs, including intelligence, reconnaissance, surveillance, precision targeting, situational awareness and threat assessment.

     As part of the acquisition, EDO Reconnaissance acquired facilities, equipment and other physical and intellectual property in each of Simi Valley, California, and Morgan Hill, California, which were used by the Sellers to produce the products previously sold by the Sellers. EDO Reconnaissance intends to continue using these facilities and related assets in such a manner.

     The acquisition of the Sellers was financed with cash on hand of the Company.

     The Company announced the acquisition in a press release dated July 29, 2002, which is being filed as Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     * (a) Financial Statements of the Sellers.

     * (b) Pro Forma Financial Information.

---------------------
* These items will be filed by a supplementary filing within the time period specified by the rules promulgated under the Securities Exchange Act of 1934, as amended

     (c) Exhibits.

     2.1 Amended and Restated Asset Purchase Agreement dated as of May 31, 2002 by and among EDO Reconnaissance and Surveillance Systems, Inc. (formerly known as EDO Acquisition IV Inc.), Condor Systems, Inc. and CEI Systems, Inc.

     2.2 Amendment No. 1, dated as of July 26, 2002, to the Amended and Restated Asset Purchase Agreement, dated as of May 31, 2002, by and among EDO Reconnaissance and Surveillance Systems, Inc. (formerly known as EDO Acquisition IV Inc.), Condor Systems, Inc., and CEI Systems, Inc.

     99.1 Press Release, dated July 29, 2002.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 5, 2002          EDO CORPORATION


                                By: /s/ Lisa M. Palumbo
                                    -----------------------------------------
                                    Name: Lisa M. Palumbo
                                    Title:   Vice President and General Counsel

                                Index to Exhibits
                            Exhibit No. Description


2.1 Amended and Restated Asset Purchase Agreement dated as of May 31, 2002 by and among EDO Reconnaissance and Surveillance Systems, Inc. (formerly known as EDO Acquisition IV Inc.), Condor Systems, Inc. and CEI Systems, Inc.

2.2 Amendment No. 1, dated as of July 26, 2002, to the Amended and Restated Asset Purchase Agreement, dated as of May 31, 2002, by and among EDO Reconnaissance and Surveillance Systems, Inc. (formerly known as EDO Acquisition IV Inc.), Condor Systems, Inc., and CEI Systems, Inc.

99.1    Press Release, dated July 29, 2002.

                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY
                                                                  --------------



                              AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            EDO ACQUISITION IV INC.,

                              CONDOR SYSTEMS, INC.

                                       AND

                                CEI SYSTEMS, INC.

                                  MAY 31, 2002

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT
                  ---------------------------------------------


         This AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "Agreement") is made as of May 31, 2002, by and among EDO Acquisition IV Inc., a Delaware corporation ("Purchaser"), Condor Systems, Inc., a California corporation ("Condor"), and CEI Systems, Inc., a Delaware corporation ("CEI", and together with Condor, "Sellers").

                                    PREAMBLE
                                    --------

         Sellers are in the business of providing technologically advanced signal collection and specialized electronic countermeasure products and systems in the electronic warfare industry (the "Business"). Sellers supply a complete line of integrated systems, including subsystems that are used on high-profile airborne, shipboard, and ground based platforms. These systems are used to intercept, identify, locate, and analyze radar signals for a variety of military needs, including intelligence, reconnaissance, surveillance, precision targeting, situational awareness and threat assessment. Sellers' principal corporate headquarters with respect to the Business are located in Morgan Hill, California and Simi Valley, California.

         On November 8, 2001, each Seller filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code") in the San Jose Division of the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court"). Sellers are debtors and debtors-in-possession and their respective bankruptcy cases (the "Cases") are jointly administered before the Bankruptcy Court under Case No. 01-55472-JRG.

         Subject to approval of the Bankruptcy Court, Purchaser desires to purchase substantially all of the assets used in the operation of the Business, subject to certain specified liabilities to be assumed by Purchaser, and Sellers desire to sell such assets, on the terms and subject to the conditions set forth in this Agreement.

         Sellers and Purchaser are parties to that certain Asset Purchase Agreement, dated as of May 24, 2002 (the "Original Asset Purchase Agreement"), and desire to amend and restate the Original Asset Purchase Agreement in its entirety as set forth herein.

                                      TERMS
                                      -----

         In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto acknowledge and agree that this Agreement shall amend and supersede in its entirety the Original Asset Purchase Agreement, and hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------


         1.1. Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings ascribed to them in this Section:

         "Accounts Payable" means all trade accounts and notes payable of the Business determined in accordance with GAAP and reflected on the books and records of Sellers, but excluding any other accrued liabilities.

         "Accounts Receivable" means all accounts and notes receivable of the Business determined in accordance with GAAP and reflected on the books and records of Sellers.

         "Additional Price" has the meaning set forth in Section 2.9(a).

         "Affiliate" means, with respect to Sellers, (i) Credit Suisse First Boston (USA), Inc., any executive officer, director or shareholder of either Seller, or any of their respective Subsidiaries, or (ii) any Subsidiary of either Seller or of Credit Suisse First Boston (USA), Inc.; and with respect to Purchaser, means any Person, directly or indirectly controlling, controlled by or under common control with Purchaser, and includes any Person who is an officer, director or employee of such Person and any Person that would be deemed to be an "affiliate" or an "associate" of such Person, as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. As used in this definition, "controlling" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies, whether through ownership of securities, partnership or other ownership interests, by contract or otherwise. Credit Suisse First Boston (USA), Inc. and its Subsidiaries have been included in the definition of "Affiliate" solely for purposes of this Agreement, and such inclusion should not be deemed to imply that Sellers believe that Sellers are controlled by Credit Suisse First Boston (USA), Inc. or any of its Subsidiaries.

         "Allocation" has the meaning set forth in Section 5.8(c).

         "Alternative Transaction" means (i) the sale, lease, exchange, transfer, license or other disposition, directly or indirectly, including through an asset sale, stock sale, merger, consolidation, business combination, reorganization, Recapitalization or similar transaction, of all or substantially all or a material portion of the Business or the Purchased Assets in a transaction or series of transactions to a party or parties other than Purchaser (whether under a plan of liquidation or otherwise, and including pursuant to a sale of the Purchased Assets to an overbidder at the Auction) or (ii) the confirmation of a plan of reorganization for any of the Sellers which does not provide for the sale of the Purchased Assets to Purchaser under this Agreement.

         "Assigned Contracts" has the meaning set forth in Section 2.1(e).

         "Assigned Documents" has the meaning set forth in Section 2.3(a).

         "Assigned Leases" has the meaning set forth in Section 2.1(d).

         "Assumed Accounts Payable" means, except as set forth on Schedule 2.5(j), all Post-Petition trade accounts payable of the Business incurred in the ordinary course of business determined in accordance with GAAP and reflected on the books and records of Sellers with respect to the Business, plus those Pre-Petition trade accounts payable identified on Schedule 1.1(a).

         "Assumed Liabilities" has the meaning set forth in Section 2.3.

         "Auction" has the meaning set forth in Section 5.11(a).

         "Audited Balance Sheets" has the meaning set forth in Section 3.4.

         "Audited  Financial  Statements"  has the  meaning set forth in Section
3.4.

         "Authority" means any federal, state, local or foreign governmental or regulatory entity, or any department, agency, authority or political subdivision thereof.

         "2000 Balance Sheet" has the meaning set forth in Section 3.4.

         "2001 Balance Sheet" has the meaning set forth in Section 3.4.

         "Back-to-Back LC" has the meaning set forth in Section 5.13.

         "Bankruptcy Code" has the meaning set forth in the preamble to this Agreement.

         "Bankruptcy Court" has the meaning set forth in the preamble to this Agreement.

         "Beneficiary" means the person(s) or entity designated by an Employee, by operation of law or otherwise, as entitled to compensation, benefits, insurance coverage, payments or any other goods or services under a Benefit Plan.

         "Benefit Plans" has the meaning set forth in Section 3.17(a).

         "Bid Deadline" has the meaning set forth in Section 5.11(a).

         "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         "Business" has the meaning set forth in the preamble to this Agreement.

         "Cases" has the meaning set forth in the preamble to this Agreement.

         "Cash Equivalents" has the meaning set forth in Section 2.1(l).

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System.

         "Closing" has the meaning set forth in Section 2.6.

         "Closing Balance Sheet" has the meaning set forth in Section 2.8(a).

         "Closing Date" has the meaning set forth in Section 2.6.

         "Closing  Date  Inventory  Determination"  has the meaning set forth in
Section 2.8(a).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Official Committee of Unsecured Creditors of Sellers duly appointed in the Cases.

         "Contracts" means (i) Customer Contracts; (ii) orders, contracts, supply agreements and other agreements relating to the purchase of any assets, services, properties, materials or products; and (iii) all other contracts, agreements and instruments relating to, or otherwise material to the conduct of, the Business, including non-compete agreements, confidentiality and trade secret agreements with employees and former employees of the Business, and joint venture agreements or arrangements.

         "Customer Contracts" means contracts, agreements and instruments relating to the sale by either Seller of any assets, services, properties, materials or products, including all customer contracts, operating contracts, and distribution and sales representative contracts.

         "date hereof," "date of this Agreement" and "date of execution of this Agreement," and any correlative term or phrase, each means, and "current" and "currently," and any correlative term or phrase, each relates to, the date of the Original Asset Purchase Agreement.

         "Deposit Escrow Agreement" means the Earnest Money Deposit Escrow Agreement, dated as of the date hereof, by and among Purchaser, Sellers and the Escrow Agent in the form attached hereto as Exhibit 1.1(a).

         "Determination Date" has the meaning set forth in Section 3.14.

         "Disclosure Schedule" means all of the schedules referred to in and attached to this Agreement, all of which shall be construed with and as integral parts of this Agreement to the same extent as if the same had been set forth verbatim herein.

         "Earnest Money Deposit" has the meaning set forth in Section 2.7(d).

         "Effective Time" has the meaning set forth in Section 6.1(b).

         "Employees" has the meaning set forth in Section 6.1(a).

         "Environmental Laws" means any federal, state, regional or local environmental or health and safety law, regulation, rule, requirements of any Authority, order, ordinance or notice, including those related to Hazardous Substances.

         "Environmental Liabilities" means any and all liabilities, known or unknown, whether contingent or otherwise, fixed or absolute, present, future or otherwise, arising out of or relating to any of the following events or conditions  whether known or unknown:
(a) environmental conditions, including the presence of any Hazardous Substances at, on, in or under any Property; (b) the Release or threat of Release of Hazardous Substances (i) at any Property whether into the air, soil, ground or surface waters on- or off-site or (ii) arising from the off-site transportation, storage, treatment, recycling or disposal of Hazardous Substances generated (A) by the Business or by Sellers or, to the Knowledge of Sellers, by Sellers' predecessors or (B) at any Property; (c) any violation of any Environmental Laws by the Business, Sellers or, to the Knowledge of Sellers, Sellers' predecessors, or arising or relating to the use of the Purchased Assets; (d) the use, possession, handling, generation, treatment, storage, recycling, transportation or disposal by Sellers or, to the Knowledge of Sellers, by Sellers' predecessors, or by the Business of Hazardous Substances; or (e) any of the matters referred to or otherwise identified (i) on Schedule 3.18 or (ii) in the reports identified in Schedule 1.1(b) which have been previously provided to Purchaser; in each case including, with respect to the above (whether or not arising on or before the Closing), any and all fines, interest, penalties, obligations, injunctive or other equitable relief, awards, legal costs and expenses, costs and expenses for personal injury, costs of compliance, death, natural resource damages, property damage and the costs of environmental investigation or studies, corrective action, clean-up or remediation, including any liabilities under RCRA or CERCLA.

         "Equipment" has the meaning set forth in Section 2.1(a).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations published thereunder.

         "ERISA Affiliate" means (i) any corporation included with either Seller in a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is under common control with either Seller within the meaning of Section 414(c) of the Code; (iii) any member of an affiliated service group of which either Seller is a member within the meaning of Section 414(m) of the Code; or (iv) any other person or entity treated as an affiliate of either Seller under Section 414(o) of the Code.

         "Escrow Agent" means U.S. Bank, N.A.

         "Estimate Closing Balance Sheet" has the meaning set forth in Section 2.7(b).

         "Estimated Purchase Price" has the meaning set forth in Section 2.7(b). "Excluded Assets" has the meaning set forth in Section 2.2.

         "Excluded Contracts and Leases" has the meaning set forth in Section 2.2(g).

         "Existing LC's" has the meaning set forth in Section 3.24.

         "Expense Reimbursement" has the meaning set forth in Section 7.3(b).

         "Final Order" means an order of the Bankruptcy Court which is not then subject to a stay.

         "Financial Statements" has the meaning set forth in Section 3.4.

         "Furnished Equipment" means the equipment identified in Schedule 1.1(c) constituting equipment owned by third parties that has been furnished to, and is in the possession of, Sellers in connection with Sellers' performance of Assigned Contracts or Assigned Leases between Sellers and such third parties.

         "GAAP" means U.S. generally accepted accounting principles applied on a consistent basis throughout the periods in question.

         "Hazardous   Substances"  means  any  hazardous,   toxic  or  polluting
substance, waste or material, including petroleum or petroleum products, asbestos, polychlorinated biphenyls or radioactive materials.

         "Hearing Date" has the meaning set forth in Section 5.11(a).

         "Holdback Amount" means the sum of the following: (i) the amount by which the Estimated Purchase Price exceeds $67,000,000, if any, plus (ii) $5,000,000.

         "Holdback Escrow Agreement" means the Holdback Escrow Agreement, dated as of the Closing Date, by and among Purchaser, Sellers and the Escrow Agent, substantially in the form attached hereto as Exhibit 1.1(b).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "including" (or any variation thereof) means including without limitation, and the use of the term "including" or any variation thereof shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.

         "Indebtedness" means, with respect to any Person, all indebtedness of such Person for borrowed money or for goods or services provided on credit to such Person and all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments.

         "Independent Accounting Firm" means Deloitte & Touche LLP or such other independent certified public accounting firm of recognized national standing as Purchaser and Sellers shall mutually agree upon.

         "Intellectual Property" has the meaning set forth in Section 2.1(c).

         "Intellectual Property Agreements" has the meaning set forth in Section 2.1(c).

         "Interim  Financial  Statements"  has the  meaning set forth in Section
3.4.

         "Inventory" has the meaning set forth in Section 2.1(b).

         "Issuing Bank" has the meaning set forth in Section 5.13.

         "Leased Real Estate" has the meaning set forth in Section 3.19(b).

         "Leases" has the meaning set forth in Section 2.1(d).

         "Lien" means any lien, charge, claim, successor liability claim, pledge, security interest, conditional sale agreement or other title retention agreement, lease, tenancy, ground rent, license, mortgage, security agreement, covenant, condition, restriction, right-of-way, easement, encroachment, option, judgment or other encumbrance affecting title (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

         "Losses" means any and all losses, liabilities, obligations, damages (including any governmental penalty or costs of investigation, clean-up and remediation, but excluding any consequential or punitive damages), deficiencies, interest, costs and expenses which are reasonably expected to be suffered, borne or incurred by Purchaser after the Closing, resulting from, arising out of or incident to (i) any breach of any representation, warranty, covenant or agreement made by Sellers in this Agreement or in any schedule, certificate or document delivered by Sellers pursuant to the provisions hereof or in connection with the transactions contemplated hereby; or (ii) a Material Adverse Effect; provided, however, that "Losses" shall not include any losses, liabilities, obligations, damages, deficiencies, interest, costs and expenses resulting from any failure to obtain the consent of any party (other than Sellers) to the assignment to Purchaser of any Nonassignable Customer Contract.

         "Marked Agreement" has the meaning set forth in Section 5.11(a).

         "Material Adverse Effect" means any change, effect or condition, individually or in the aggregate with other changes, effects or conditions (other than those resulting from any failure to obtain the consent of any party (other than Sellers) to the assignment to Purchaser of any Nonassignable Customer Contract), which has caused or is reasonably likely to cause a material adverse effect upon the business, assets, liabilities (contingent or otherwise), condition (financial or otherwise), prospects, sales, earnings or results of operations, of the Business as a whole, and which material adverse effect is reasonably expected to be suffered, borne or incurred by Purchaser after the Closing. For purposes of this definition, the effect of any matter as to any past period shall be determined based on its actual effect, and its effect as to any future period shall be determined based on the effect that such matter is reasonably likely to have.

         "Morgan Hill Lease" means the Lease, dated as of September 29, 2000, between Condor, as lessee, and T.B.I./Mission West Properties L.L.C., as lessor, relating to the real property and building(s) located at 18705 Madrone Parkway, Morgan Hill, California.

         "Net Worth" has the meaning set forth in Section 2.7(c).

         "Nonassignable Customer Contracts" means those Customer Contracts (other than Customer Contracts listed on Schedule 2.1(e)-1) which are not assignable in accordance with their terms or under applicable law without the consent of the other party or parties thereto and with respect to which Bankruptcy Code Section 365 would not authorize an assignment thereof absent such consent.

         "Other Contracts" means all Contracts other than Customer Contracts.

         "Permits" has the meaning set forth in Section 2.1(j).

         "Permitted Exceptions" means: (A) Liens for current taxes or assessments or other governmental charges or levies which are not yet due and payable; (B) imperfections of title, conditions, easements and reservations of rights, including easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, encroachments, covenants and restrictions, if any, none of which, individually or in the aggregate, materially detracts from the value of the affected property or impairs the use of such property or the conduct of the Business thereon as it is currently being used and conducted and as it has been used and conducted consistent with past practice; and (C) liens and encumbrances listed on Schedule 1.1(d), none of which, individually or in the aggregate, materially detract from the value of the affected property or impair the use of such property or the conduct of the Business thereon as it is currently being used and conducted and as it has been used and conducted consistent with past practice.

         "Person"  means  an  individual,  a  corporation,  a  partnership,   an
association, an Authority, a trust or other entity or organization.

         "Post-Petition" means, as to any matter, agreement or other item, that such matter, agreement or other item arose or was entered into from and after the commencement of the Cases.

         "Pre-Petition" means, as to any matter, agreement or other item, that such matter, agreement or other item arose or was entered into prior to the commencement of the Cases.

         "Price Reduction" has the meaning set forth in Section 2.9(b).

         "Property" means any property now or previously owned, operated or leased by either Seller or predecessors of either Seller or any property included in the Purchased Assets.

         "Purchase Price" has the meaning set forth in Section 2.7(a).

         "Purchased Assets" has the meaning set forth in Section 2.1.

         "Purchaser" has the meaning set forth in the preamble to this Agreement.

         "Purchaser's Accountants" means Ernst & Young LLP, or such other independent certified public accounting firm of recognized national standing as Purchaser may designate.

         "Purchaser's Consent" means the written consent of Purchaser, which consent shall be deemed to have been given with respect to any Contract or Lease delivered to Purchaser in accordance with Section 5.1(d) hereof in the event that Purchaser does not provide a written objection to Sellers with respect to the entering into of such Contract or Lease within fifteen (15) days of delivery of such Contract or Lease to Purchaser in accordance with Section 8.2.

         "Purchaser's Consultant" has the meaning set forth in Section 5.7.

         "Purchaser's 401(k) Plan" has the meaning set forth in Section 6.1(b).

         "Purchaser's Inspection" has the meaning set forth in Section 5.7.

         "Purchaser's Transaction Expenses" means all reasonable out-of-pocket expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement (including, without limitation, negotiation, execution, prosecution and enforcement thereof and preparing for and participating in any related judicial proceedings), including fees and expenses of counsel, accountants, other professionals and advisers, and one-half of the filing fee paid under the HSR Act, all subject to reasonably satisfactory documentation; provided, however, that if Sellers believe or the Committee believes, in good faith, that the Purchaser's Transaction Expenses which Purchaser seeks as the Expense Reimbursement under Section 7.3(b) hereof are not reasonable, then
Sellers or the Committee, as applicable, shall have the right to seek the Bankruptcy Court's review thereof prior to paying such Expense Reimbursement.

         "Qualified Bid" has the meaning set forth in Section 5.11(a).

         "Qualified Bidder" has the meaning set forth in Section 5.11(a).

         "RCRA" means the Resource Conservation and Recovery Act, as amended.

         "Real Property Leases" has the meaning set forth in Section 3.19(b).

         "Recapitalization" means a transaction or series of transactions pursuant to which the holders of the Indebtedness of either of the Sellers obtain a majority, directly or indirectly, of the equity interests of either of the Sellers or all or substantially all of the assets of either of the Sellers in exchange for any portion of such Indebtedness.

         "Release" means any spill, leak, discharge, disposal, pumping, pouring, emitting, emptying, injecting, leaching, dumping or allowing to escape of any Hazardous Substances.

         "Retained Liabilities" has the meaning set forth in Section 2.5.

         "Sale Order" has the meaning set forth in Section 5.11(b).

         "Sale Procedures Order" has the meaning set forth in Section 5.11(a).

         "Sale Procedures Hearing" has the meaning set forth in Section 5.7.

         "Sellers" has the meaning set forth in the preamble to this Agreement.

         "Sellers' Accountants" means PricewaterhouseCoopers LLP, or such other independent certified public accounting firm of recognized national standing as Sellers may designate.

         "Sellers Acquisition Proposal" has the meaning set forth in Section 5.11(c).

         "Sellers' 401(k) Plan" has the meaning set forth in Section 6.1(d).

         "Sellers'  Knowledge" or "to the Knowledge of Sellers" means the actual
knowledge,   after   reasonable   inquiry,   of  the   individuals   listed   on
Schedule1.1(e).

         "Subsidiary", with respect to any Person, means:

         (i) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of a contingency) is at the time, directly or indirectly, owned or controlled by such Person or by such Person and one or more of its Subsidiaries; or

         (ii) any non-corporate entity in which such Person or such Person and one or more of its Subsidiaries either directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

         "Successful Bid" has the meaning set forth in Section 5.11(a).

         "Taxes" means any federal, state, local and foreign income, payroll, withholding, excise, sales, use, license, lease, personal and other property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value-added, alternative or add-on minimum, estimated, capital stock and franchise and other tax of any kind whatsoever, including customs, duties or other governmental fees and like assessments or charges of whatever kind, and interest and penalties thereon, whether or not disputed.

         "Termination Fee" has the meaning set forth in Section 7.3(b).

         "Transaction Taxes" has the meaning set forth in Section 5.8(a).

         "Transferred Employees" has the meaning set forth in Section 6.1(b).

         "WARN Act" has the meaning set forth in Section 3.28.

         Any reference in this Agreement to gender shall include all genders. Any words used in this Agreement imparting the singular number shall include the plural, and vice versa.

                                   ARTICLE II

                                 THE TRANSACTION
                                 ---------------

         2.1. Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, Sellers will sell, assign, transfer and convey to Purchaser on the Closing Date, and Purchaser will purchase from Sellers on the Closing Date, the Purchased Assets, as the same shall exist immediately prior to Closing, free and clear of all Liens of every kind, nature and description (other than Permitted Exceptions), for the Purchase Price specified in Section
2.7. For purposes of this Agreement, "Purchased Assets" shall mean all of Sellers' assets, properties and rights constituting, or primarily used in or otherwise material to the conduct of the Business as a going concern, wherever such assets, properties and rights are located and whether such assets, properties and rights are real, personal or mixed (which assets, properties and rights shall include all assets, goodwill, going concern value, rights, claims, contracts, causes of action and properties, whether tangible or intangible, matured or unmatured, known or unknown, contingent or fixed, whether or not any of such assets have any value for accounting purposes or are carried or reflected on or specifically referred to in Sellers' books or financial statements with respect to the Business), including all of the assets, properties and rights of the Business set forth below, but excluding all Excluded Assets:

         (a) All machinery, equipment (including test equipment), supplies, tools, spare parts, fixtures and improvements, furniture, vehicles, business machines and other tangible personal property (collectively, the "Equipment"), including those listed in Schedule 2.1(a);

         (b) All inventory, wherever located, including finished goods, work-in-process, supplies, raw materials, recycled materials, scrap, containers, consigned inventory, central, shared or common inventory, parts, spares, warehoused inventories and inventories covered by purchase orders (collectively, the "Inventory"), a summary of which and the principal locations of which are set forth in Schedule 2.1(b);

         (c) Subject to the provisions of Section 2.4, (i) all patents, patent applications, copyrights, copyright registrations and copyright registration applications and all rights thereto, (ii) all registered and unregistered trademarks, trade names, service marks, designs, logotypes and trade dress, trademark and service mark registrations, applications for trademark and service mark registrations, and domain name registrations and applications, together with all rights related thereto, including associated goodwill, (iii) all patent, trademark, service mark, trade name, copyright, computer software, databases, know-how and other intangible or proprietary rights granted to Sellers by third parties under licensing or other agreements (the "Intellectual Property Agreements"), (iv) all know-how, proprietary information, technologies, source code, designs, technical data, production methods, trade and business secrets, engineering data, models, prototypes, drawings, diagrams, bills of material, manuals and other information, (v) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereto, (vi) all computer software and database rights, (vii) all other proprietary rights or other intellectual property rights, (viii) all copies and tangible embodiments thereof (in whatever form or medium), and (ix) all rights of action arising from the items listed in clauses (i) through (viii) above, including all claims by reason of, and the right to collect damages for, the past, present or future infringement, dilution or misappropriation thereof ((i) through (ix) collectively, the "Intellectual Property"), including the Intellectual Property set forth on Schedule 2.1(c).

         (d) Subject to the provisions of Section 2.4, all rights under all leases, subleases and assignments (whether either Seller is lessee, sublessee or assignee) relating to real property, machinery, equipment and other personal property, and all rights thereunder (collectively, "Leases") other than any such Leases that may be listed by Purchaser as being excluded on Schedule 2.1(d) (the Leases that are not so excluded, the "Assigned Leases");

         (e) Subject to the provisions of Section 2.4, all rights under (i)(A) all Customer Contracts entered into prior to the date hereof other than those that are listed by Purchaser as being excluded on Schedule 2.1(e)-1, and (B) all Other Contracts entered into prior to the date hereof solely to the extent that any such Other Contracts are listed by Purchaser as being included on Schedule 2.1(e)-2; and (ii) with respect to Contracts and Leases entered into on or after the date hereof, (A) all such Contracts and Leases that are not required to be delivered to Purchaser pursuant to Section 5.1(d) hereof, and (B) with respect to Contracts and Leases that are required to be delivered to Purchaser pursuant to Section 5.1(d) hereof, any such Contracts and Leases that are entered into by any Seller with Purchaser's Consent (all of the items described in the preceding clauses (i)-(ii), collectively, the "Assigned Contracts");

         (f) All customer and supplier lists primarily relating to, or otherwise material to the conduct of, the Business;

         (g) All books, records, ledgers and other documents of Sellers (whether on paper, computer disk, tape or other storage media) pertaining to the Purchased Assets and/or the conduct of the Business, including fixed asset records, appraisals, all historical data in Sellers' or Sellers' Affiliates' systems relating to the Business (Sellers to use commercially reasonable efforts to conform such data to a format to be determined by Purchaser), sales and advertising materials, sales and purchase correspondence, books of account and records relating to the Employees (to the extent such transfer is not prohibited by law), catalogues, price lists, mailing lists, photographs, production data, records of plant operations and materials used and produced, manufacturing and quality control records and procedures, equipment maintenance records, manuals and warranty information, research and development files, data and laboratory books, inspection processes and equipment lists, process procedures, equipment prints and specifications, facility blue-prints, service blue-prints, plant layouts, specifications, requirements, designs, design drawings, schemes, schematics, diagrams, drafts, files, manuscripts, media, diskettes, all logs or access control mechanisms relating thereto, all manuals, instructions, descriptions, product marketing literature in various mediums and other supplemental materials;

         (h) All third party warranties and guarantees with respect to any and all of the Purchased Assets and all related claims, credits, rights of recovery and set-off;

         (i) All rights to insurance proceeds relating to the damage, destruction or impairment of any of the Purchased Assets, which damage, destruction or impairment occurred from December 31, 2001 through the Closing Date;

         (j) All franchises, approvals, permits, licenses, orders, registrations, certificates, variances, tax abatements and other similar permits or rights (including those required under Environmental Laws and all pending applications therefor), including all such permits and rights more specifically listed or described in Schedule 2.1(j) (collectively, the "Permits");

         (k) All of Sellers' possessory and other interests in any Furnished Equipment;

         (l)  Cash,  bank  deposits,   other  cash  equivalents  and  marketable
securities (collectively, the "Cash Equivalents") existing as of the close of business on the Closing Date, other than the Purchase Price;

         (m) All Accounts Receivable;

         (n) All deposits, credits, prepaid expenses, deferred charges, advanced payments, security deposits, escrowed funds, rights to refunds and prepaid items relating to the Business;

         (o) Except to the extent otherwise provided in Section 2.2(i), all rights, claims or causes of action against any Person relating to the assets, properties, business or operation of the Business, including (i) any rights, claims or causes of action against Purchaser or its Affiliates, other than any rights, claims or causes of action against Purchaser or its Affiliates arising pursuant to this Agreement, and (ii) any avoidance actions pursuant to Section 544, 547, 548, 549 or 550 of the Bankruptcy Code relating to vendors listed on
Schedule 2.1(o), other than such avoidance actions released by Sellers in writing on or prior to the Closing Date;

         (p) All of the capital stock and/or other equity interests of Condor Systems GmbH; and

         (q) All other assets reflected on the 2001 Balance Sheet, except for the Excluded Assets and except for assets which have been disposed of on or after December 31, 2001.

         2.2. Excluded Assets. The following assets of Sellers shall be excluded from the Purchased Assets (the "Excluded --------------- --------- Assets"):

         (a) Books and records that Sellers are required to retain pursuant to any statute, rule, regulation or ordinance, provided that Sellers shall permit Purchaser access to such books and records as provided in Section 5.10;

         (b) General books of account and books of original entry that comprise Sellers' permanent accounting or Tax records, provided that Sellers shall permit Purchaser access to such books as provided in Section 5.10, and the stock record and minute books of Sellers;

         (c) Accounts owing by and among Sellers and their Affiliates;

         (d) Any claim, right or interest of Sellers in and to any refund of Taxes of any kind relating to any period on or prior to the Closing Date and any deferred Tax assets of Sellers;

         (e) Assets attributable or related to any Benefit Plans;

         (f) All rights with respect to insurance policies or proceeds relating to the indemnification of directors and officers of Sellers pursuant to the insurance policies set forth in Schedule 2.2(f), and all other rights to insurance proceeds that are not Purchased Assets;

         (g) (i) All Contracts that are not Assigned Contracts, (ii) all leases, subleases and assignments that are not Assigned Leases and (iii) all Contracts with lenders, brokers, financial advisors, legal counsel, accountants and other professionals (collectively, the "Excluded Contracts and Leases");

         (h) All of Sellers' rights under this Agreement or any ancillary agreements executed by Purchaser and Sellers pursuant hereto, including the right to receive the Purchase Price subject to the terms hereof; and

         (i) (A) (i) Any claim against any Person (other than Purchaser or its Affiliates) to the extent such claim arises out of the Excluded Assets or the Retained Liabilities, (ii) any avoidance actions pursuant to Section 544, 547, 548, 549 or 550 of the Bankruptcy Code, other than such avoidance actions relating to vendors listed on Schedule 2.1(o), (iii) any causes of action against any present or former director or officer of Sellers, (iv) any causes of action against any employee or consultant of Sellers, other than an employee (who is not a present or former director or officer of Sellers) or a consultant hired, retained or engaged by Purchaser within sixty (60) days after the Closing Date, and (v) any claims or causes of action against Credit Suisse First Boston
(USA), Inc., Behrman Capital II, L.P. or Strategic Entrepreneur Fund II, L.P., or any of their respective affiliates, arising out of or relating to any securities of either Seller; and (B) any claims for income tax refunds.

         2.3. Assumed Liabilities. Subject to the terms and conditions of this Agreement, at the Closing, Purchaser shall assume no liability or obligation of Sellers except the following specific liabilities and obligations of Sellers (the "Assumed Liabilities"), which Purchaser will pay, satisfy or discharge in accordance with their terms, subject to any defenses or claimed offsets asserted in good faith against the obligee to whom such liabilities or obligations are owed:

         (a) all of Sellers' liabilities and obligations under the Assigned Contracts, the Assigned Leases, the Intellectual Property Agreements and the Permits assigned and transferred to Purchaser hereunder (the "Assigned Documents");

         (b) the Assumed Accounts Payable but only in the dollar amount and to the extent such Assumed Accounts Payable exist on the Closing Date and are reflected on the Closing Balance Sheet;

         (c) any California sales Taxes that may be due from the sale of the Purchased Assets pursuant to this Agreement;

         (d) any product warranty claim in respect of products of the Business sold, or services of the Business provided, prior to or on the Closing Date; and

         (e) obligations relating to Employees which Purchaser agrees to assume under Section 6.1.

         2.4.  Executory  Contracts  and  Unexpired  Leases;  Consent  of  Third
Parties.

         (a) As soon as practicable after the date hereof, Sellers shall (i) pursuant to a motion in form and substance acceptable to Purchaser, move to assume and assign to Purchaser the Assigned Contracts and Assigned Leases that constitute executory contracts or unexpired leases, and shall provide notice thereof in accordance with all applicable bankruptcy rules; and (ii) provide Purchaser with a good faith estimate of cure payments necessary to assign each such Assigned Contract and Assigned Lease. Purchaser may at any time prior to the fifth Business

Day preceding the Hearing Date, elect to convert (i) the Morgan Hill Lease and any Customer Contract or Lease, a copy of which is required to be delivered to Purchaser pursuant to Section 5.1(d) hereof, which either Seller enters into without the Purchaser's Consent into an Excluded Contract or Lease and (ii) any Excluded Contract or Lease into an Assigned Contract or an Assigned Lease. If Purchaser elects to exclude the Morgan Hill Lease from the Purchased Assets, then Purchaser shall pay to Sellers an amount equal to fifty percent (50%) of any claims for damages allowed by a Final Order of the Bankruptcy Court under Bankruptcy Code Section 502(b)(6) resulting from the rejection of the Morgan Hill Lease, and Purchaser shall have the sole and absolute right, on behalf of Sellers, (i) to object to any such claims (and Purchaser agrees to comply with any applicable time deadlines with respect to such objections) and (ii) to prosecute and/or resolve any such objection. None of the Sellers shall reject any executory contract or unexpired lease included in the Purchased Assets prior to the Closing Date without the consent of Purchaser. In connection with any such assumption and assignment, Sellers shall be responsible for any cure payments; provided, however, that Seller shall not be responsible for any cure payments to the extent assumed by Purchaser pursuant to Section 2.3(b).

         (b) Except as permitted under Sections 363 or 365 of the Bankruptcy Code, nothing in this Agreement shall be construed as an attempt to assign or transfer, or an assignment or transfer of, any Assigned Document or claim included in the Purchased Assets which is by its terms or by law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Sellers would, as a matter of law, pass to Purchaser as an incident of the assignments provided for by this Agreement. Sellers agree that, on and after the Closing, they will cooperate with Purchaser (and, if any reasonable expense is incurred in so doing, at Purchaser's expense) to do or cause to be done all such things as shall in the reasonable opinion of Purchaser or its counsel be necessary or proper, including the appointment of Purchaser as attorney-in-fact for Sellers, (a) to provide that the rights of Sellers under such Assigned Document and claim shall be preserved for the benefit of Purchaser and (b) to facilitate receipt of the consideration to be received by Sellers in and under every such Assigned Document or claim, which consideration shall be held for the benefit of, and shall be delivered to, Purchaser. To the extent, and only to the extent, Purchaser is able to receive the economic claims, rights and benefits under any such Assigned Document or claim, Purchaser shall be responsible for the Assumed Liabilities, if any, arising under such Assigned Document or claim.

         2.5. Retained Liabilities. Except as otherwise specifically set forth in Section 2.3 of this Agreement, Purchaser shall not assume any liabilities or obligations of Sellers of any kind, whether such liabilities or obligations relate to payment, performance or otherwise, whether matured or unmatured, known or unknown, whether contingent or otherwise, fixed or absolute, present, future or otherwise (the "Retained Liabilities"). Notwithstanding anything to the contrary contained herein, and without limiting, but subject to the same caveats as, the foregoing, the following shall be considered "Retained Liabilities" for the purposes of this Agreement:

         (a) any liability or obligation of Sellers for Taxes, including (i) any of such Taxes arising as a result of Sellers' operation of the Business or ownership of the Purchased Assets on or before the Closing Date or that will arise as a result of the sale of the Purchased Assets pursuant to this Agreement (other than any California sales Taxes that may be due from the sale of the Purchased Assets pursuant to this Agreement), (ii) any liability for Taxes pursuant to a tax sharing agreement or tax indemnity and (iii) any liability for deferred Taxes of any nature;

         (b) any liability claim of any nature (other than warranty liability) in respect of products of the Business sold, or services of the Business provided, prior to or on the Closing Date;

         (c) any Environmental Liabilities first existing or occurring prior to the Closing;

         (d) any liability or obligation arising under any Excluded Contracts and Leases or under any Assigned Document, instrument or agreement that is not transferred to Purchaser because of Sellers' failure or inability to obtain any third party consent required for the transfer or assignment of such Assigned Document, instrument or agreement to Purchaser;

         (e)  any  liability  or  obligation  of  Sellers  to  indemnify   their
respective officers, directors, employees or agents;

         (f) any intercompany payables owed by any Seller to another Seller or to any Affiliate of any Seller;

         (g) except as otherwise provided in Section 2.3(e), any liability or obligation to the Employees or any other present or former employees of Sellers or the Business, including any liability or obligation associated with, or in any way related to (in whole or in part): (i) any Benefit Plan, (ii) any other plan, agreement, arrangement or understanding of Sellers or any ERISA Affiliate of Sellers that provides any compensation, bonus or benefit to any employee (including any collective bargaining agreement), including without limitation, any retention bonus, (iii) any event, occurrence, injury or illness occurring on or before the Closing (including any (x) claims under workers' compensation laws or (y) medical, health or disability claims arising after the Closing to the extent related to any event, occurrence, injury, illness or condition occurring on or before the Closing), (iv) accrued payroll or taxes, accrued vacation or accrued pension benefits, or (v) any liability or obligation related to the termination of the employment of any Employee by Sellers, or related to any employment, severance, retention or termination agreement with any employee of Sellers or any of their respective Affiliates;

         (h) any liability or obligation arising out of or related to any Employee grievances commenced or relating to periods on or prior to the Closing Date;

         (i) any liability or obligation in respect of the Excluded Assets;

         (j) any Post-Petition trade accounts payable of the Business set forth on Schedule 2.5(j) and any Pre-Petition trade accounts payable not identified on
Schedule 1.1(a);

         (k) any liability or obligation of Sellers for administrative or transaction fees and expenses, including without limitation, fees and expenses payable to lenders, brokers, financial advisors, legal counsel, accountants and other professionals; and

         (l) any other liability or obligation of Sellers including any liability or obligation directly or indirectly arising out of or relating to the operation of the Business or ownership of the Purchased Assets on or prior to the Closing Date, whether contingent or otherwise, fixed or absolute, known or unknown, matured or unmatured, present, future or otherwise, except for the Assumed Liabilities.

         2.6. Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Purchased Assets (the "Closing") shall take place at the offices of Dechert, 30 Rockefeller Plaza, New York, New York 10112 at 10:00 a.m. local time on the date the conditions to Closing set forth in Article VII of this Agreement shall have been satisfied or waived (to the extent permissible). The date on which the Closing shall occur is hereinafter referred to as the "Closing Date".

         2.7.   Purchase   Price;   Net   Worth;   Payment   at   the   Closing.

         (a) Purchase Price. Subject to Section 7.1(a), the aggregate price to be paid by Purchaser for the purchase of the Purchased Assets (the "Purchase Price") shall be (i) $67,000,000, plus the increase (or minus the decrease) in the Net Worth at Closing from $43,044,000, payable in cash and (ii) the assumption by Purchaser of the Assumed Liabilities.

         (b) Estimate Closing Balance Sheet and the Estimated Purchase Price. As soon as practicable but not less than five Business Days prior to the Closing Date, Sellers shall deliver to Purchaser in writing a good faith estimate of the Closing Balance Sheet determined in accordance with GAAP applied on a consistent basis with prior periods and utilizing the most recent financial information available (the "Estimate Closing Balance Sheet"), together with (i) a statement of the calculation of a good faith estimate of the Purchase Price based thereon (the "Estimated Purchase Price"), (ii) the financial information used to derive the Estimate Closing Balance Sheet and the Estimated Purchase Price, and (iii) a certificate signed by an officer or director of Sellers to the effect that the Estimate Closing Balance Sheet and the Estimated Purchase Price were derived and determined in good faith in accordance with GAAP applied on a consistent basis with prior periods. In preparing and determining the Estimate Closing Balance Sheet and the Estimated Purchase Price, (x) Sellers and the Sellers' Accountants shall regularly consult with Purchaser and the Purchaser's Accountants and apprise them of the details of the preparation and determination of the Estimate Closing Balance Sheet and the Estimated Purchase Price and (y) Purchaser and the Purchaser's Accountants shall have the right, and Sellers and the Sellers' Accountants shall permit Purchaser and the Purchaser's Accountants, to actively participate in all aspects of the preparation and determination of the Estimate Closing Balance Sheet and the Estimated Purchase Price. For such purpose,
Sellers shall afford to Purchaser and the Purchaser's Accountants full and complete access to all of Sellers' management and books, documents and records that relate to the Business. In addition, as part of the preparation of the Estimate Closing Balance Sheet, within thirty (30) days before the Closing Date, Sellers shall prepare an "Estimate at Completion" for each Customer Contract of the Sellers. The Estimate Closing Balance Sheet and the Estimated Purchase Price shall be subject to objection by Purchaser as not being determined in accordance with GAAP (subject to confirmation of estimates) applied on a consistent basis with prior periods.

         (c) Net Worth. For purposes of this Agreement, the "Net Worth" means the excess of (i) the aggregate dollar amount of the Purchased Assets as reflected on the Closing Balance Sheet, using the asset line items set forth on the balance sheet attached hereto as Exhibit 2.7(c), over (ii) the aggregate dollar amount of the Assumed Liabilities (but excluding any amounts for liabilities specified in Section 2.3(c), 2.3(d) or 2.3(e)), as reflected on such Closing Balance Sheet, using the liability line items set forth on the balance sheet attached hereto as Exhibit 2.7(c).

         (d) Earnest Money Deposit. Upon the signing of this Agreement, Purchaser shall deliver to the Escrow Agent an earnest money deposit (the "Earnest Money Deposit") in an amount equal to $7,000,000. The Earnest Money Deposit shall be held in escrow pursuant to the terms of the Deposit Escrow Agreement. The Earnest Money Deposit will be applied to the Purchase Price in the event Purchaser is the successful bidder for the Purchased Assets as set forth in the Deposit Escrow Agreement.

         (e) Payments at the Closing. Subject to Section 7.1(a), at the Closing, Purchaser shall pay to Sellers by wire transfer of immediately available funds to an account designated by Sellers an amount equal to the Estimated Purchase Price, minus the Earnest Money Deposit and the Holdback Amount. The Holdback Amount shall be held in escrow pursuant to the Holdback Escrow Agreement and used to satisfy any purchase price adjustments pursuant to Section 2.9 as set forth in the Holdback Escrow Agreement. Within three days after the determination of the Purchase Price pursuant to Section 2.8(c), the Holdback Amount minus any purchase price adjustments in favor of Purchaser pursuant to
Section 2.9 shall be paid to Sellers pursuant to the Holdback Escrow Agreement.

         2.8. Closing Balance Sheet; Cooperation; Determination of Purchase Price; Disputes.

         (a) Closing Balance Sheet. As soon as practicable, but in any event within sixty (60) days following the Closing Date, Purchaser shall prepare and deliver to Sellers a consolidated balance sheet of the Purchased Assets and the Assumed Liabilities of Condor and its subsidiaries as of immediately prior to the Closing (the "Closing Balance Sheet") and a statement and calculation of the Net Worth and the Purchase Price based thereon. The Closing Balance Sheet shall be prepared in accordance with GAAP applied on a basis consistent with prior periods, using the same methodologies, practices, procedures, assumptions and accounting policies used in the preparation of the Estimate Closing Balance Sheet. The Closing Balance Sheet shall be delivered to Sellers together with an audit opinion thereon of Purchaser's Accountants stating that the Closing Balance Sheet has been prepared in accordance with GAAP applied on a basis consistent with prior periods. Purchaser shall retain Purchaser's Accountants for purposes of delivering such opinion and shall pay all of the fees and expenses thereof. In connection with the preparation of the Closing Balance Sheet, a physical inventory of the Inventory shall be jointly taken by Purchaser and Sellers and/or the Purchaser's Accountants and the Sellers' Accountants on a date which is as close as possible to the Closing Date, but in any event, within five (5) days prior to the Closing Date, using the cycle-counting methodology agreed to between Purchaser and Sellers (the "Closing Date Inventory Determination"). Sellers, on the one hand, and Purchaser, on the other hand, shall each bear the fees and expenses of its accountants and other professionals in connection with the Closing Date Inventory Determination.

         (b) Cooperation.

         (i) During  the  period of any  dispute  within  the  contemplation  of
Section 2.8(c), Purchaser shall provide Sellers' Accountants reasonable access to the books, records, facilities and employees of the Purchaser relating to the Business and shall cause the employees of the Purchaser relating to the Business to cooperate with Sellers' Accountants, in each case, to the extent required by Sellers' Accountants in order to investigate the basis for any such dispute.

         (ii)  During the period of any  dispute  within  the  contemplation  of
Section 2.8(c), Purchaser shall cause Purchaser's Accountants to provide Sellers and Sellers' Accountants full access to Purchaser's Accountants' work papers in connection with the Business.

         (c)      Determination      of      Purchase      Price;      Disputes.

         (i) Subject to clause (ii) below, the Closing Balance Sheet and Purchase Price calculation delivered by Purchaser to Sellers pursuant to Section 2.8(a) hereof shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

         (ii) Sellers may dispute any amounts reflected on the Closing Balance Sheet or in the Purchase Price calculation but only on the basis that Purchaser's preparation of the Closing Balance Sheet was not in accordance with
Section 2.8(a) or that such amounts reflect manifest computational errors; provided, that Sellers shall notify Purchaser in writing of each disputed amount and specify the amount thereof in dispute, within thirty (30) days of Sellers' receipt of the Closing Balance Sheet.

         (iii) In the event of such a dispute, Purchaser and Sellers shall attempt in good faith to reconcile their differences and any resolution by them (with the consent of the Committee) as to any disputed amounts shall be final, binding and conclusive on the parties, and shall determine the Purchase Price. If Purchaser and Sellers are unable to reach a resolution (with the consent of the Committee) to such effect within twenty (20) days after Sellers' written notice of dispute to Purchaser, Purchaser and Sellers shall submit the amounts remaining in dispute for resolution to the Independent Accounting Firm who shall, within thirty days after submission, determine and report to the parties upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the parties hereto, and shall determine the Purchase Price. The fees and disbursements of the Independent Accounting Firm shall be allocated between Purchaser and Sellers so that Sellers' share of such fees and disbursements shall be in the same proportion that the aggregate amount of such remaining disputed amounts so submitted by Sellers to the Independent Accounting Firm that is unsuccessfully disputed by Sellers (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed amounts so submitted by Sellers.

         2.9.   Purchase  Price   Adjustments.   Within  three  days  after  the
determination of the Purchase Price pursuant to Section 2.8(c),

         (a) if the Purchase Price is greater than the Estimated Purchase Price, then Purchaser shall deliver to Sellers, by wire transfer of immediately available funds to the account or accounts specified by Sellers in writing, an amount equal to the excess of the Purchase Price over the Estimated Purchase Price (the "Additional Price") with interest thereon at the rate of 1.8% per annum, and Purchaser and Sellers shall cause the Escrow Agent to deliver to Sellers, in accordance with the Holdback Escrow Agreement, the Holdback Amount, plus interest earned on the Holdback Amount (net of any escrow fees); and

         (b) if the Estimated Purchase Price is greater than or equal to the Purchase Price, then Purchaser and Sellers shall cause the Escrow Agent to deliver to Purchaser in accordance with the Holdback Escrow Agreement, by wire transfer of immediately available funds to the account specified by Purchaser in writing, an amount equal to the excess (if any) of the Estimated Purchase Price over the Purchase Price (the "Price Reduction"), and shall cause the Escrow Agent to immediately pay over the balance, if any, of the Holdback Amount to Sellers. Purchaser and Sellers shall further cause the Escrow Agent to deliver to Purchaser and Sellers interest earned on the Holdback Amount (net of any escrow fees) in the same proportion that the Holdback Amount is distributed to Purchaser and Sellers.

         2.10. Interest. Any payment required to be made by Sellers or Purchaser pursuant to Section 2.9 shall bear interest from the Closing Date through the date of payment. Purchaser and Sellers shall treat any such interest as interest in their respective tax returns.

         2.11. Prorations and Adjustments as of the Closing.

         (a) To the extent Purchaser is obligated to and makes any payment following the Closing with respect to the items listed below, or items of a similar nature, Sellers shall reimburse Purchaser on a per diem basis to the extent (x) such payment relates to Sellers' ownership of the Purchased Assets or conduct of the Business on or prior to the Closing and (y) such payment, when aggregated with similar payments, exceeds accruals therefor on the Closing Balance Sheet:

         (i) personal, real property and other ad valorem taxes;

         (ii) water, sewer and other similar types of charges and/or taxes or assessments, and installments on special benefit assessments and any other assessments payable with respect to the Leased Real Estate;

         (iii) electric, fuel, gas, telephone and other utility charges;

         (iv) payroll expenses (including vacation pay) and payroll taxes;

         (v) reimbursable employee business expenses;

         (vi) rentals and other charges under leases included in the Assigned Documents; and

         (vii) charges under maintenance and service contracts and fees under licenses or Permits included in the Assigned Documents.

         In connection with the foregoing, at the Closing, Sellers shall deliver to Purchaser a list of all outstanding bills and invoices and the amount of payment of taxes and electric, fuel, gas, telephone and other utility charges due within thirty (30) days following the Closing, where the failure to pay such amounts within such 30-day period will result in interest, penalties and/or late charges in excess of $5,000, either individually or in the aggregate.

         (b) To the extent Sellers receive any bills or invoices for any of the items listed in Section 2.11(a), or similar items, relating to both pre-closing and post-closing periods, Sellers shall promptly, and in any event within five
(5) days, send such bill or invoice to Purchaser, together with a check payable to Purchaser for all amounts owed by Sellers thereunder for periods on or prior to the Closing. If necessary to avoid incurring interest, penalties and/or late charges, Sellers shall pay all amounts shown to be due on any bills or invoices received by Sellers relating to both pre-closing and post-closing periods, and Sellers shall invoice Purchaser for all amounts owed by Purchaser thereunder for periods following the Closing.

         (c) Any  payments due under this Section 2.11 shall be made within five
(5) days after the final determination thereof on an item-by-item basis or in accordance with the terms for payment thereof, whichever is later.

         (d) Without limiting in any way the Retained Liabilities of Sellers, Purchaser shall not have the right to assert any claim under this Section 2.11 after the earlier of (i) the determination of the Purchase Price pursuant to
Section 2.8(c) and (ii) 143 days after the Closing Date.

         2.12. Deliveries and Proceedings at the Closing. Subject to the terms and conditions of this Agreement, at the Closing:

         (a) Deliveries to Purchaser. Sellers will deliver or cause to be delivered to Purchaser:

         (i) a bill  of  sale,  assignment  and  assumption  agreement  for  the
Purchased   Assets  and   Assumed   Liabilities,   duly   executed  by  Sellers,
substantially in the form of Exhibit 2.12(a)(i);

         (ii) possession of all of the Leased Real Estate;

         (iii) assignments of all Intellectual Property, each duly executed and, where necessary or desirable, in recordable form, substantially in the form of
Exhibit 2.12(a)(iii);

         (iv) title certificates to any motor vehicles included in the Purchased Assets, duly executed by Sellers (together with any other transfer forms necessary to transfer title to such vehicles);

         (v) the certificates and other documents required to be delivered by Sellers pursuant to Section 7.1;

         (vi) a receipt for the payment made pursuant to Section 2.7(e) duly executed by Sellers;

         (vii) certified copies of all orders of the Bankruptcy Court pertaining to the transactions contemplated hereunder, including the Sale Procedures Order and the Sale Order;

         (viii) all such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of Purchaser and its counsel, be necessary to vest in Purchaser good, valid and marketable title to the Purchased Assets in accordance with Article II hereof and to put Purchaser in actual possession or control of the Purchased Assets;

         (ix) an executed counterpart of the Holdback Escrow Agreement;

         (x) certificates, dated the Closing Date, executed on behalf of each Seller by its Secretary or an Assistant Secretary, certifying: (A) a true and correct copy of such Seller's charter and bylaws, (B) a true and correct copy of the resolutions of such Seller's board of directors authorizing the execution, delivery and performance of this Agreement by such Seller and the consummation of the transactions contemplated hereby and (C) incumbency matters;

         (xi) (A) to the extent that the capital stock and/or other equity interests of Condor Systems GmbH are represented by stock certificates, original certificates evidencing all of the capital stock and/or other equity interests of Condor Systems GmbH, which certificates shall be duly endorsed for transfer or accompanied by duly executed stock transfer powers or other appropriate instruments of assignment and transfer in favor of Purchaser or (B) if such capital stock and/or other equity interests are not represented by stock certificates, evidence of the transfer of said capital stock and/or other equity interests to Purchaser; and

         (xii) all other previously undelivered documents required to be delivered by Sellers to Purchaser at or prior to the Closing Date pursuant to the terms of this Agreement.

         (b) Deliveries to Sellers. Purchaser will deliver or cause to be delivered to Sellers:

         (i) a bill  of  sale,  assignment  and  assumption  agreement  for  the
Purchased   Assets  and  Assumed   Liabilities,   duly  executed  by  Purchaser,
substantially in the form of Exhibit 2.12(a)(i);

         (ii) the payment as provided in Section 2.7(e);

         (iii) the certificates and other documents required to be delivered by Purchaser pursuant to Section 7.2;

         (iv) an executed counterpart of the Holdback Escrow Agreement;

         (v) a certificate, dated the Closing Date, executed on behalf of Purchaser by its Secretary or an Assistant Secretary, certifying: (A) a true and correct copy of Purchaser's charter and bylaws, (B) a true and correct copy of the resolutions of Purchaser's board of directors authorizing the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby and (C) incumbency matters;

         (vi)  all  other  previously   undelivered  documents  required  to  be
delivered by Purchaser to Sellers at or prior to the Closing Date pursuant to the terms of this Agreement;

         (vii)  with  respect  to  each   Existing  LC  set  forth  on  Schedule
2.12(b)(vii), either a Back-to-Back LC or the original of such Existing LC shall be delivered in accordance with Section 5.13; and

         (viii) the  release of  Sellers  by each of the  individuals  listed on
Schedule 6.1(h), as described in Section 6.1(h).


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------

         Each  Seller  represents  and  warrants,   jointly  and  severally,  to
Purchaser on and as of the date hereof and on and as of the Closing Date as follows:

         3.1. Organization and Good Standing. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets as now owned, leased and operated and to carry on its business as and where presently being conducted, and is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned, leased or operated by it requires qualification or licensure, except where the failure to be so licensed or qualified would not constitute a Material Adverse Effect.

         3.2. Authorization and Enforceability. Each Seller has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the other documents and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby by each Seller have been duly authorized by all necessary corporate action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller and constitutes, subject to the entry of the Sale Order, the legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, and the other documents and instruments contemplated hereby will be, when executed and delivered by each Seller, subject to the entry of the Sale Order, the legal, valid and binding obligations of each Seller enforceable against each Seller in accordance with their respective terms.

         3.3. No Violation of Laws or Agreements. The execution, delivery and, subject to the entry of the Sale Order, performance of this Agreement and the other documents and instruments contemplated hereby do not, and, subject to the entry of the Sale Order, the consummation of the transactions contemplated by this Agreement and the other documents and instruments contemplated hereby and the compliance with the terms, conditions and provisions of this Agreement and the other documents and instruments contemplated hereby by each Seller, will not, (a) contravene any provision of the Certificate of Incorporation or Bylaws (or other constitutive documents) of either Seller; or (b) except as disclosed in Schedule 3.3, violate or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Purchased Assets or give to others any interests or rights therein under, any indenture, deed of trust, mortgage, loan or credit agreement, license, permit, contract, lease, or other agreement, instrument or commitment to which either Seller is a party or by which the Business or the Purchased Assets may be bound or affected, or any judgment, decree or order of any court or Authority, domestic or foreign, or any applicable law, rule or regulation.

         3.4. Financial Information. The books of account and related records of each Seller for the Business fairly reflect in reasonable detail all assets, liabilities and transactions relating to the Business in accordance with GAAP. Attached hereto as Schedule 3.4 are the audited historical balance sheets of Condor and its consolidated subsidiaries as of December 31, 2001 (the "2001 Balance Sheet"), December 31, 2000 (the "2000 Balance Sheet") and December 31, 1999 (together with the 2001 Balance Sheet and the 2000 Balance Sheet, the "Audited Balance Sheets") and the audited historical statements of results of operations and cash flows of Condor and its consolidated subsidiaries for the years ended December 31, 2001, December 31, 2000 and December 31, 1999 (together with the Audited Balance Sheets, the "Audited Financial Statements"). Also attached hereto as Schedule 3.4 are the unaudited historical balance sheet of Condor and its consolidated subsidiaries as of April 27, 2002 and the unaudited historical statements of results of operations and cash flows of Condor and its consolidated subsidiaries for the four-month period ended April 27, 2002 (collectively, the "Interim Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements set forth in Schedule 3.4 were compiled from each Seller's books and records for the Business and (i) are correct and complete in all material respects and in accordance with such books and records; (ii) fairly present in accordance with GAAP the financial condition of Condor and its consolidated subsidiaries, the results of operations and cash flows of Condor and its consolidated subsidiaries for the periods therein referred to (except, in the case of the Interim Financial Statements, in respect of normal and recurring year end adjustments, none of which is material in amount, and the absence of footnotes), and the assets and liabilities of Condor and its consolidated subsidiaries as of the dates thereof; and (iii) have been prepared in accordance with GAAP. Except as set forth in Schedule 3.4, Sellers have no liabilities or obligations, known or unknown (whether absolute, accrued, contingent or otherwise), of or relating to the Business or the Purchased Assets as to which Purchaser, the Business or the Purchased Assets shall have any obligation or become subject after the Closing, except for the Assumed Liabilities.

         3.5. Consents. Except (a) as set forth in Schedule 3.5, (b) for the Bankruptcy Court's approval of the terms and conditions of this Agreement pursuant to Section 5.11 hereof and (c) for filings under the HSR Act, no consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution and delivery of this Agreement and the other documents and instruments contemplated hereby or the consummation of the transactions contemplated hereby or thereby.

         3.6. Contracts; Compliance. True and complete copies of all Assigned Contracts, Assigned Leases, Intellectual Property Agreements, Permits and other material contracts relating to the Business have been delivered to Purchaser. Each of the Assigned Contracts, Assigned Leases, Intellectual Property Agreements, Permits and other material contracts relating to the Business is valid, binding and enforceable against Sellers and, to the Knowledge of Sellers, the other parties thereto, in accordance with its terms and is in full force and effect. Except as set forth in Schedule 3.6, Sellers and, to the Knowledge of Sellers, each of the other parties thereto, have performed all obligations required to be performed by them under, and is not in default in respect of, any of the Assigned Contracts, Assigned Leases, Intellectual Property Agreements, Permits and other material contracts relating to the Business, and no event has occurred which, with notice or lapse of time, or both, would constitute such a default, other than where the failure to perform such obligations or such default could not, individually or in the aggregate, constitute a Material Adverse Effect. Except as set forth in Schedule 3.6, Sellers have received no claim or notice from any other party to any Assigned Contract, Assigned Lease, Intellectual Property Agreement, Permit or other material contract relating to the Business that either Seller has breached any obligations to be performed by it thereunder, or is otherwise in default or delinquent in performance thereunder, where the consequence of such breach or default, would constitute a Material Adverse Effect.

         3.7. Title to Purchased Assets; Furnished Equipment.

         (a) Sellers have good, valid and marketable title to, or valid and subsisting leasehold interests in, all of the Purchased Assets; none of the Purchased Assets is owned jointly with, or leased to, any other Person, including Affiliates of Sellers; and except as disclosed in Schedule 3.7, none of the Purchased Assets is subject to any Lien other than Permitted Exceptions; provided, that this clause (a) shall not apply with respect to any Furnished Equipment. All Liens shown on Schedule 3.7, except as otherwise noted, shall be removed on or prior to the Closing.

         (b) Except as set forth in Schedule 3.7, the Purchased Assets do not include any ownership interest in a corporation or partnership (or other entity treated as a corporation or partnership for U.S. income tax purposes) or in any debt or equity security of any other Person.

         (c) Sellers have possession of, and the authority to use and operate, all Furnished Equipment. The Equipment and the Furnished Equipment are in good, serviceable condition and fit for the purposes for which they are used, subject to normal maintenance requirements and normal wear and tear reasonably expected in the ordinary course of business.

         3.8. Accounts Receivable.

         (a) All of the Accounts Receivable of the Business reflected on the 2001 Balance Sheet or acquired after the date thereof and on or before the Closing Date represent amounts receivable for products actually delivered or services actually provided, are accurately reflected on the books of the Business and have arisen from bona fide transactions in the ordinary course of the Business. Of the total Accounts Receivable reflected on the 2001 Balance
Sheet, not more than two (2) percent represents Affiliate transactions. The reserve on the 2001 Balance Sheet for doubtful accounts is in accordance with GAAP and is adequate in accordance with GAAP.

         (b) All of the unbilled Accounts Receivable have arisen in the ordinary course of business and reflect a bona fide obligation for the payment of goods or services.

         3.9. Inventory. All items of Inventory used or useable or required or necessary in the conduct of the Business are included in the Inventory. All such Inventory is located at the Leased Real Estate or is clearly segregated and marked as belonging to the Business at the locations listed in Schedule 3.9. All Inventory of Sellers relating to the Business and reflected on the 2001 Balance Sheet or acquired by Sellers thereafter and on or before the Closing Date is carried on Sellers' books and records relating to the Business at not in excess of the lower of standard cost or market price determined in accordance with GAAP on a first-in first-out (FIFO) basis. Sellers have provided for adequate reserves in accordance with GAAP with respect to slow moving and obsolete Inventory.

         3.10. All Assets. Except for the Excluded Assets, the Purchased Assets include all assets and properties of Sellers and all contracts to which Sellers are parties which are primarily related to, or otherwise material to the conduct of, the Business as presently operated and as presently proposed to be operated. Other than the Furnished Equipment, none of the assets and properties primarily related to, or otherwise material to or used in the conduct of, the Business is owned by any Person other than Sellers and, except as set forth in Schedule 3.10, all of such assets that are tangible assets are located at the Leased Real Estate.

         3.11. Intellectual Property Rights.

         (a) Schedule 2.1(c) sets forth a true and complete list of all patents, trademarks, trade names, service marks, logotypes, designs and trade dress, material copyrights and domain names, and all United States and foreign registrations and pending applications for registration or issuance therefor, owned by or licensed to Sellers which are primarily related to, or used in, the conduct of the Business. Schedule 2.1(c) specifies for each such registration and application, where applicable, the owner, the jurisdiction, the date granted or applied for, the expiration date, the issuance, registration or application number, and the current status thereof. Schedule 3.11 contains a complete and accurate list of (i) all Intellectual Property Agreements and (ii) all material licenses, sublicenses, consents and other agreements (whether written or otherwise) by which Sellers license or otherwise authorize a third party to use any Intellectual Property.

         (b) Except as indicated  in Schedule  3.11,  (i) Sellers own,  have the exclusive right to use, and have the right to bring actions for the infringement, misappropriation, dilution or other violation of, the Intellectual Property free and clear of all Liens and (ii) no Intellectual Property is used pursuant to a license from a third party or licensed to a third party. To the extent that any works of authorship, materials, products, technology or software have been developed or created independently or jointly by any Person other than Sellers for which Sellers have, directly or indirectly, paid, Sellers has a written agreement with such Person with respect thereto, and Sellers thereby have obtained ownership of, and are the exclusive owners of, all intellectual property rights therein or thereto by operation of law or by valid assignment.

         (c) Except as set forth in Schedule 3.11, no intellectual property other than the Intellectual Property comprising part of the Purchased Assets is required, necessary, useful, or advisable to conduct the Business in the ordinary course consistent with past practice.

         (d) Except as set forth in Schedule 3.11, there is (i) no agreement to which either Seller is a party or to which either Seller is legally bound, (ii) no order, holding, decree, decision or judgment rendered by any Authority and
(iii) no other restriction affecting the use by either Seller, and, after the Closing, the use by Purchaser, of any of the Intellectual Property. Neither Sellers nor, to the Knowledge of Sellers, any other party is in breach of or default under any Intellectual Property Agreements or any license, sublicense, consent or other agreement by which Sellers license or otherwise authorizes a third party to use any Intellectual Property, and each such license, sublicense, consent or other agreement is now and immediately following the Closing shall be valid and in full force and effect.

         (e) Except as set forth in Schedule 3.11, no notice of rejection, opposition, interference, petition for cancellation, or refusal to register has been received by Sellers in connection with any patent application or any application for trademark, service mark or copyright registration nor has any objection or claim been asserted against either Seller in any administrative or judicial proceeding or by any Person with respect to the ownership, validity, registrability, enforceability or use of any of the Intellectual Property or challenging or questioning the validity or effectiveness of any such ownership or license. All necessary registration, maintenance and renewal fees in connection with the patents and registrations listed on Schedule 2.1(c) have been paid and all necessary documents and certificates in connection with such patents and registrations have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such patents and registrations.

         (f) Except as set forth in Schedule 3.11, neither Seller has infringed, diluted, misappropriated or otherwise violated any rights of any other Person with respect to any United States or foreign patents, trademarks, trade names, service marks, copyrights, or applications therefor or any other intellectual property rights, nor are Sellers aware of any infringement, dilution, misappropriation or other violation which will occur as a result of the continued operation of the Business as now conducted.

         (g) Except as set forth in Schedule 3.11, neither Seller is aware of any present infringement, dilution, misappropriation or other violation of any of the Intellectual Property by any Person, and neither Seller has asserted or threatened any claim or objection against any

Person for any such infringement, dilution, misappropriation or other violation and, to the best of Sellers' Knowledge, there is no basis for any such objection or claim.

         (h) Sellers have taken all reasonable steps that are required to protect Sellers' rights in material trade secrets, know-how or other confidential or proprietary information of Sellers or provided by any other Person to Sellers. 3.12. Employee Relations. Except as disclosed in Schedule 3.12, (a) neither Seller has entered into any written employment or consulting agreements that relate to any of the Business; (b) no Employee is represented by any union or other labor organization or is covered under any union, collective bargaining or similar labor agreement; (c) there is no unfair labor practice charge pending or, to the Knowledge of Sellers, threatened against Sellers relating to any of the Employees; (d) there is no labor grievance, labor strike, dispute, slow down or stoppage relating to any of the Employees actually pending or, to the Knowledge of Sellers, threatened against or involving Sellers; (e) Sellers have no labor negotiations in process with any labor union or other labor organization relating to the Business; (f) to the Knowledge of Sellers, there are no efforts in process by unions to organize any Employees of the Business who are not now represented by recognized collective bargaining agents; and (g) other than with respect to paid personal time off (PPTO) and Sellers' Pre-Petition obligations of the type described in ss.507(a)(3) of the Bankruptcy Code, there are no pending employment-related claims against Sellers or the Business asserted by any present Employee as relates to the Business and, to the Knowledge of Sellers, there are no such claims which have not been so asserted.
3.13. Permits; Compliance With Laws.

         (a) Except as set forth in Schedule 3.13, Sellers possess and are in compliance with all Permits required in connection with the conduct of the Business under all applicable laws, rules, regulations and ordinances, the failure of which to obtain or hold would constitute a Material Adverse Effect. Except as set forth in Schedule 3.13, Sellers have conducted the Business and are currently doing so in compliance with all applicable laws, rules,
regulations,   ordinances,  judgments,  decrees  and  orders,  except  for  such violations which would not constitute a Material Adverse Effect. All such Permits are listed in Schedule 2.1(j) and any that are not transferable are so designated. Except as set forth in Schedule 3.13, no Permit not presently possessed by Sellers is required under applicable law to conduct the Business. Except as set forth in Schedule 3.13, the Permits of Sellers relating to the operation of the Business are in full force and effect and there are no proceedings pending or, to the Knowledge of Sellers, threatened that seek the revocation, cancellation, suspension or any adverse modification of any such Permits.

         (b) Except as set forth in Schedule 3.13, no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Sellers, threatened by any Authority with respect to any alleged (i) violation by Sellers in connection with the conduct of the Business of any law, ordinance, rule, regulation or order of any Authority; or (ii) failure by Sellers to have any Permit required in connection with the conduct of or otherwise applicable to the Business.

         3.14. No Changes. Since December 31, 2001 (the "Determination Date"), except as disclosed in Schedule 3.14, Sellers have conducted the Business in the usual and ordinary course consistent with past practice. Without limiting the generality of the foregoing sentence, since the Determination Date, except as disclosed in Schedule 3.14, there has not been:

         (a) any change (or series of related changes or events) in the business, assets, liabilities (contingent or otherwise), condition (financial or otherwise), prospects, sales, earnings or results of operations of the Business, individually or in the aggregate, other than changes in the ordinary course of business consistent with past practice, none of which changes would constitute a Material Adverse Effect;

         (b) any increase in the salaries or other compensation payable or to become payable to, or any advance (excluding advances for ordinary business expenses) or loan to, any Employee (other than normal merit increases for employees made in the ordinary course of business and consistent with past practice), or any increase in, or any addition to, other benefits (including any bonus, profit-sharing, pension or other plan) to which any of the Employees may be entitled, or any payments to any pension, retirement, profit-sharing, bonus or similar plan except payments in the ordinary course of business and consistent with past practice made pursuant to the Benefit Plans described in
Schedule 3.17, or any other payment of any kind to or on behalf of any Employee other than payment of base compensation and reimbursement for reasonable expenses in the ordinary course of business;

         (c) any change or, to the Knowledge of Sellers, any threat of any change in any of its relations with, or any loss or, to the Knowledge of Sellers, threat of loss of, any of the suppliers, clients, distributors, customers or employees of any of the Business, including any loss or change which may result from the transactions contemplated by this Agreement, which would constitute a Material Adverse Effect;

         (d) any disposition of or failure to keep in effect any rights in, to or for the use of any franchise, right, license, Permit or certificate of any of the Business;

         (e) any damage, destruction or loss affecting the Purchased Assets or the Business in excess of $50,000, whether or not covered by insurance;

         (f) any cancellation or waiver of any right material to any of the Business or any cancellation or waiver of any debts or claims of any of the Business against any Affiliate of Sellers;

         (g) any change by either Seller in its method of accounting or keeping its books of account or accounting practices;

         (h) any disposition of or failure to keep in effect any rights in, to or for the use of any of the Intellectual Property;

         (i) any sale, transfer or other disposition of any assets, properties or rights of any of the Business, except sales of Inventory in the ordinary course of business consistent with past practice;

         (j) any mortgage, pledge or subjection to Lien of any kind of any assets, tangible or intangible, of any of the Business;

         (k) any transaction, agreement or event outside the ordinary course of the conduct of the Business;

         (l) any making or authorization of any single capital expenditure in excess of $100,000, or capital expenditures in excess of $1,000,000 in the aggregate;

         (m) any change or modification in any manner of Sellers' existing credit, collection and payment policies, procedures and practices with respect to Accounts Receivable and Accounts Payable, respectively, including acceleration of collections of receivables, failure to make or delay in making collections of receivables (whether or not past due), acceleration of payment of payables or failure to pay or delay in payment of payables; or

         (n) any strike or other labor trouble, or entry into any material agreement or negotiation with any labor union or other collective bargaining representative of any Employee.

         3.15. Litigation or Proceedings. Except as disclosed in Schedule 3.15, there are no actions, suits, investigations or proceedings pending or, to Sellers' Knowledge, threatened before any court or arbitrator or Authority, and no outstanding judgments, decrees or orders of any court or Authority against Sellers, or any Affiliate of Sellers relating to any of the Business or the Purchased Assets. Except as disclosed in Schedule 3.15, Sellers are not aware of any basis for any such action, suit, investigation or proceeding which could be expected to have a Material Adverse Effect. Except as disclosed in Schedule 3.15, there are currently no outstanding judgments, decrees or orders of any court or Authority against Sellers, or any Affiliate of Sellers which could, if adversely decided, (a) be expected to have a Material Adverse Effect or an adverse effect upon the value to Purchaser, or the possession, use, occupancy or operation by Purchaser, of any material portion of any of the Business or the Purchased Assets, or (b) affect the validity of this Agreement or its enforceability against Sellers, consummation by Sellers of the transactions contemplated hereby or compliance with the terms hereof by Sellers.

         3.16. Taxes. All returns and reports for Taxes, including information returns, that are required to have been filed in connection with, relating to, or arising out of, the Business, have been timely filed. All Taxes that are shown to have come due pursuant to such returns or reports have been paid, and all other Taxes in connection with, relating to, or arising out of, the Business for which a notice of assessment or demand for payment has been received have been paid. All such returns or reports have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of Tax) of Sellers. Sellers have not received from any Authority notice of any proposed adjustment, deficiency or underpayment of any property, sales, use or employment related Taxes or any proposed revaluation with respect to any property Taxes. Sellers have paid or withheld all Taxes required to have been paid or withheld in connection with amounts paid or owing to each Person who has provided services to Sellers. Each Seller is a "United States person" within the meaning of Section 7701(a)(30) of the Code. Neither Seller is a party to any tax allocation, tax sharing or tax benefit transfer agreement under which Purchaser or the Purchased Assets could reasonably be expected to be subject to a tax or other liability after the Closing.

         3.17. Employee Benefit Plans.

         (a) Schedule 3.17 contains a true and complete list of each material "employee pension benefit plan" (as defined in Section 3(2) of ERISA), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), bonus, incentive, deferred compensation, excess benefit, employment contract, stock purchase, stock ownership, stock option, supplemental unemployment, vacation, sick-day, severance or other material employee benefit plan, program or arrangement (other than those required to be maintained by law), whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, (i) maintained by, or contributed to by Sellers or any ERISA Affiliate of Seller or (ii) with respect to which Sellers or any ERISA Affiliate of Sellers have any liability in respect of any Employee (the "Benefit Plans").

         (b) Sellers and each ERISA Affiliate of Sellers are in compliance in all material respects with the provisions of ERISA and the Code applicable to the Benefit Plans. Each Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and any related documents or agreements and the applicable provisions of ERISA and the Code. Any non-compliance or failure properly to administer a Benefit Plan or related trust will not expose Purchaser to any taxes, penalties or liabilities to any Person.

         (c) Neither Sellers nor any current or former ERISA Affiliate of Sellers have ever maintained a pension plan subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA.

         (d) Neither Sellers nor any current or former ERISA Affiliate of Sellers have ever contributed to, or been required to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) and neither Sellers nor any ERISA Affiliate of Sellers have any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer plan.

         (e) With respect to each Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to Section 4980B of the Code, Sellers and each ERISA Affiliate of Sellers comply in all respects with the continuation coverage and certification requirements of the Code and ERISA.

         (f) No asset of Sellers or their ERISA Affiliates, which is to be acquired by Purchaser pursuant to this Agreement, is subject to a Lien under the Code or ERISA.

         (g) None of Sellers nor their ERISA Affiliates have taken any action or failed to take any action and no condition exists with respect to any Benefit Plan that may subject Purchaser, the Business or the Purchased Assets to any claim, liability or Lien under the Code or ERISA and no such condition shall arise as a result of the execution, delivery and performance of this Agreement and the other documents and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

         (h) Purchaser has no legal or contractual obligation to assume, adopt, extend or succeed in the sponsorship of any Benefit Plan.

         (i) Except as described in Schedule 3.17(i), no Transferred Employee is or may become entitled to post-employment benefits of any kind by reason of employment with Sellers, including, without limitation, death, life insurance, or medical benefits (whether or not insured), other than (i) coverage mandated by section 4980B of the Code, or (ii) retirement benefits payable under any Benefit Plan qualified under section 401(a) of the Code. Sellers represent that no Transferred Employee will be eligible for post-retirement medical coverage extended by Sellers.

         3.18. Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect and except as disclosed in Schedule 3.18:

         (a) The Business has been and is in compliance with all Environmental Laws.

         (b) No notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Sellers, threatened by any Authority with respect to any alleged violation of Environmental Laws.

         (c) Neither Sellers, any of their respective employees, officers and directors nor the Business have received any request for information, notice of claim, demand or notification that they are or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance.

         (d) No Hazardous Substance has been Released, or threatens to be Released, at, on, about or under any Property.

         (e) No Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up and no Hazardous Substance used or managed by or on behalf of Sellers or any Subsidiary or, to Sellers' Knowledge, predecessor of Sellers has come to be located at any site which is listed or proposed for listing under CERCLA, CERCLIS or on any similar state list.

         (f) Seller has provided to Purchaser all environmental and/or safety inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to any Property or to the conduct of the Business.

         3.19. Real Estate.

         (a) Sellers do not own in fee simple any real estate in connection with the Business.

         (b) (i) Schedule 3.19(b) sets forth a list of all of the leases or rights of occupancy pursuant to which Sellers lease or sublease or otherwise occupy any real property used in the Business (collectively, the "Real Property Leases"), including the identification of each of the lessors thereof and the street addresses of all of the real estate demised under each of the Real Property Leases (collectively, the "Leased Real Estate"). Sellers are the lessee under all Real Property Leases, and, except as set forth on Schedule 3.19(b), Sellers are in actual, exclusive possession of, and no party other than Sellers has any right to possession, occupancy or use of, any of the Leased Real Estate. True and correct copies of (A) certificates of occupancy, plans, specifications, permits and other documents, pertaining to the Leased Real Estate that are in the possession or control of Sellers, and (B) each of the Real Property Leases, including all amendments, modifications and extensions, and together with all subordination, non-disturbance and/or attornment agreements related thereto have been made available by Sellers to Purchaser. Each of the Real Property Leases is valid and in full force and effect and is binding and enforceable in accordance with its terms. Except as set forth on Schedule 3.19(b), Sellers have not received any written notice of default under any provision of any of the Real Property Leases. Except as set forth on Schedule 3.19(b), Sellers are not and, to Sellers' Knowledge, no other party under any of the Real Property Leases is in default under any of the Real Property Leases and no event has occurred that with notice, the passage of time or both would constitute such a default by Sellers or, to Sellers' Knowledge, any other party.

         (i) Except as set forth on Schedule 3.19(b), there is no pending condemnation, expropriation, eminent domain, or similar proceeding or conveyance in lieu thereof affecting any of the Leased Real Estate and, to Sellers' Knowledge, no such action, proceeding or litigation is threatened.

         3.20. Products Liability. Except as disclosed on Schedule 3.20, there are no:

         (a) liabilities of Sellers, fixed or contingent, asserted or, to the Knowledge of Sellers, unasserted, with respect to any product liability or any similar claim that relates to any product manufactured by the Business on or prior to the Closing Date; or

         (b) liabilities of Sellers, fixed or contingent, asserted or, to the Knowledge of Sellers, unasserted, with respect to any claim for the breach of any express or implied product warranty or any other similar claim with respect to any product manufactured by the Business on or prior to the Closing Date, other than standard warranty obligations (to replace, repair or refund) in the ordinary course of the conduct of the Business.

         3.21.  Transactions  with  Related  Parties.  Except  as  described  in
Schedule 3.21, since January 1, 2002, no Affiliate of Sellers (other than CEI or Condor Systems GmbH) has:

         (a) except with respect to business expenses incurred in the ordinary course of business, borrowed money from or loaned money to Sellers for the benefit of the Business;

         (b) had any contractual or other claims, express or implied, or of any kind whatsoever against Sellers relating to the Business or the Purchased Assets;

         (c) had any interest in the Purchased Assets or any property or assets used by Sellers in the Business; or

         (d) engaged in any other transaction with Sellers relating to the Business or the Purchased Assets (other than employment relationships at the salaries disclosed in Schedule 6.1(a)).

         3.22. No Material Adverse Effect. Except as otherwise disclosed in this Agreement (including the Disclosure Schedules), no event has occurred with respect to the Purchased Assets or any of the Business which has or could be expected to have a Material Adverse Effect and Sellers know of no facts which in the future may (so far as Sellers can now reasonably foresee) have a Material Adverse Effect.

         3.23. Insurance. Schedule 3.23 contains a complete and correct list of all policies of insurance covering any of the Purchased Assets or the Business, indicating for each policy the carrier, risks insured, the amounts of coverage, deductible, premium rate, expiration date and any pending claims thereunder. All such policies are outstanding and in full force and effect and will remain so until the Closing.

         3.24. Letters of Credit; Deposits and Bank Accounts. Schedule 3.24 contains a complete list of all customs bonds, stand-by letters of credit, security and other deposits and all bank accounts relating to the Business. True and complete copies of all stand-by letters of credit relating to the Business have been delivered to Purchaser (the "Existing LC's"). Each of the Existing LC's is valid, binding and enforceable against Sellers and, to the Knowledge of Sellers, the other parties thereto, in accordance with its terms and is in full force and effect. Sellers and, to the Knowledge of Sellers, each of the other parties thereto, have performed all obligations required to be performed by them under, and are not in default in respect of, any of such stand-by letters of credit, and no event has occurred which, with notice or lapse of time, or both, would constitute such a default. Sellers have received no claim or notice from any other party to any of the Existing LC's that either Seller has breached any obligations to be performed by it thereunder, or is otherwise in default or delinquent in performance thereunder.

         3.25. Brokerage. Except as set forth in Schedule 3.25, Sellers have not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereby.

         3.26. No Other Subsidiaries. CEI and, other than with respect to CEI and Condor Systems GmbH, Condor do not, directly or indirectly, own any stock of, or any other debt or equity interest in, any other corporation, joint venture, partnership, limited liability company, trust or other business entity.

         3.27. PPTO and Section 507(a)(3) Obligations. As of the Effective Time, the obligations of Sellers to the Transferred Employees that are being assumed by Purchaser pursuant to Section 6.1(c) hereof will be in an aggregate amount of not exceeding $3,500,000.

         3.28. WARN Act. No Seller has, during the one-year period preceding the Closing Date, experienced a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN Act"), 29 U.S.C.
Section  2101,  et seq.  Schedule  3.28 hereto  lists the name of each  employee employed by any of the Sellers at any time in the past (along with such employee's date of separation and location/site of employment) who has experienced an "employment loss" (as defined by the WARN Act) while employed by any of the Sellers during the ninety-day period preceding the date hereof. Not more than five (5) days prior to the Closing Date, Sellers shall deliver to Purchaser a list of all employees employed by any of the Sellers (along with such employees' location/site of employment) who have experienced an "employment loss" (as defined by the WARN Act) from the date hereof until such date of delivery.

         3.29. Accuracy and Completeness of Representations and Warranties. No representation or warranty made by Sellers in this Agreement and no written statement contained in any exhibit, certificate, schedule or the Disclosure Schedule delivered by Sellers to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

         Purchaser represents and warrants to Sellers as follows:

         4.1. Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets as now owned, leased and operated and to carry on its business as and where presently being conducted, and is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned, leased or operated by it requires qualification or licensure, except where the failure to be so licensed would not have a material adverse effect on its business.

         4.2. Authorization and Enforceability. Purchaser has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the other documents and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby by Purchaser have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, subject to the entry of the Sale Order, constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, and the other documents and instruments contemplated hereby, will be, when executed and delivered by Purchaser, subject to the entry of the Sale Order, the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms.

         4.3. No Violation of Laws or Agreements. The execution, delivery and, subject to the entry of the Sale Order, performance of this Agreement do not, and, subject to the entry of the Sale Order, the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement by Purchaser, will not, (a) contravene any provision of the Certificate of Incorporation or Bylaws (or other constitutive documents) of Purchaser; or (b) violate or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under, or result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of Purchaser's assets or give to others any interests or rights therein under, any indenture, deed of trust, mortgage, loan or credit agreement, license, permit, contract, lease, or other agreement, instrument or commitment to which Purchaser is a party or by which its assets may be bound or affected, or any judgment, decree or order of any court or Authority, domestic or foreign, or any applicable law, rule or regulation.

         4.4. Consents. Except for filings under the HSR Act, if applicable, and for the Bankruptcy Court's approval of the terms and conditions of this Agreement pursuant to Section 5.11 hereof and except as set forth in Schedule 4.4, no consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution and delivery of this Agreement and the other documents and instruments contemplated hereby or the consummation of the transactions contemplated hereby or thereby.

         4.5. Brokerage. Except as set forth in Schedule 4.5, Purchaser has not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereby.

                                   ARTICLE V

                                CERTAIN COVENANTS
                                -----------------

         5.1. Conduct of Business. From and after the date of this Agreement and until the Closing Date, each Seller agrees that:

         (a) It shall conduct and carry on the Business as a going concern in accordance with past practice; maintain the Inventory of the Business at adequate levels to meet the requirements of the Business, including an adequate and appropriate mix of such Inventory; use reasonable efforts to maintain and preserve its relationships with and the goodwill of suppliers, customers and others having business relations with the Business; and maintain the Purchased Assets, as well as books of account, records and files related to the conduct of the Business and the Employees, all in the ordinary course of business and consistent with past practice. Each Seller shall further use reasonable efforts to make available to Purchaser the Employees.

         (b) It shall promptly inform Purchaser in writing of any specific event or circumstance of which it is aware, or of which it receives notice, that has or is reasonably likely to have a Material Adverse Effect, on the Purchased Assets or the current or future earnings of any of the Business or which constitute a breach of any representations or warranties set forth in Article III hereof.

         (c) Sellers and their Affiliates shall not, without the prior written consent of Purchaser, take or omit to take any action which if taken or omitted prior to the date hereof would constitute a breach of any representations or warranties set forth in this Agreement, or which would result in any of the occurrences or events set forth in Section 3.14 hereof.

         (d) Not less than fifteen (15) days prior to entering into any Contract or Lease (i) outside of the ordinary course of business, (ii) subjecting any Seller to liabilities or obligations in excess of $25,000 annually or $200,000 in the aggregate, or (iii) with a term extending beyond the date that is one year from the date hereof, Sellers shall deliver to Purchaser a copy of such Contract or Lease.

         5.2. Access to Information and Third Parties Pending the Closing.

         (a) Sellers shall give Purchaser and its representatives (including Purchaser's Accountants, consultants, counsel and employees), upon reasonable notice and during normal business hours, full access to the properties, contracts, Employees, books, records and affairs of Sellers relating to the Business and the Purchased Assets, and shall cause their respective officers, employees, agents and representatives to furnish to Purchaser all documents, records and information (and copies thereof) relating to the Business and the Purchased Assets, as Purchaser may reasonably request. No investigation or receipt of information by Purchaser pursuant to, or in connection with, this Agreement, shall diminish or obviate any of the representations, warranties, covenants or agreements of Sellers under this Agreement or the conditions to the obligations of Purchaser under this Agreement.

         (b)  From  and  after  the  date  hereof,   Sellers   shall  use  their
commercially reasonable efforts to facilitate Purchaser's access (with the participation of a representative of Sellers) to the parties to the Customer Contracts and to Sellers' suppliers.

         (c) From and after the date hereof, Purchaser may discuss with and offer to Sellers' employees and consultants employment opportunities with Purchaser after the Closing.

         5.3. Confidentiality. From and after the date of execution of this Agreement, through (x) the Closing Date, if this Agreement is not terminated, or
(y) the date that is one year after the date of execution hereof, if this Agreement is terminated, (a) Purchaser shall keep confidential any information obtained from Sellers (except as may be specifically (and only to the extent) required to be disclosed by applicable law or administrative or legal process or pursuant to any securities exchange rules), it being understood that Purchaser will notify Sellers in writing at least five days (to the extent practicable) prior to any proposed disclosure of such confidential information (subject to the immediately succeeding sentence) in order to enable Sellers to seek an appropriate protective order; and (b) Purchaser shall use all commercially reasonable efforts to return to Sellers all documents (and reproductions thereof) supplied by Sellers containing information not within the exceptions described in the immediately succeeding sentence, unless Purchaser provides assurances reasonably satisfactory to Sellers that such documents have been destroyed. Notwithstanding anything to the contrary contained herein, Purchaser shall not be required to keep confidential and may disclose any information which (i) is or becomes publicly available other than as a result of a disclosure by Purchaser in breach of this Agreement, (ii) is or becomes available to Purchaser on a non-confidential basis and not, to Purchaser's knowledge, as a result of a breach of a non-disclosure or other confidentiality agreement by a third party, or was within the possession of Purchaser and its Affiliates prior to its being furnished to Purchaser, or (iii) was independently developed without reference to any such information furnished by Sellers to Purchaser hereunder. In addition, until the filing of the motion for approval of the Sale Procedures Order, or unless required by applicable law or administrative or legal process or pursuant to any securities exchange rules, no party may disclose this Agreement or the terms hereof to any Person other than the Committee, the holders of the 15% Senior Discount Notes due 2011 issued by Condor, or any of the "Agent" or "Lenders" (as such terms are defined in the Debtor in Possession Credit Agreement and Adequate Protection Stipulation dated as of November 8, 2001) and their respective members, representatives and professionals without the prior written consent of the other party, but may do so freely at any time after the filing of such motion.

         5.4. Public Announcement. No party shall make or issue, or cause to be made or issued, without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed), any press release or other written public statement concerning the existence or terms of this Agreement or the transactions contemplated hereby for dissemination to the general public, except (i) to the respective directors, officers and actual or prospective security holders and creditors of Purchaser and Sellers, (ii) to prospective bidders in accordance with the bidding procedures established pursuant to the Sale Procedures Order or (iii) as and only to the extent that a party is specifically required by applicable law or administrative or legal process or pursuant to any securities exchange rules, in which case the other party shall be advised and both parties shall use their best efforts to cause a mutually acceptable statement to be issued. The filing of this Agreement as an exhibit to the motion to approve the Sale Procedures Order shall not be deemed a violation of this Section 5.4. From and after the Closing, Sellers will keep confidential and cause their Affiliates to keep confidential all information relating to the Business and the Purchased Assets, except as specifically and only to the extent required by applicable law or administrative or legal process; it being understood that: (a) Sellers will notify Purchaser in writing at least five days (to the extent possible) prior to any proposed disclosure of such nonpublic information in order to enable Purchaser to seek an appropriate protective order; and (b) Sellers shall not be required to keep confidential and may disclose any information which (i) is or becomes publicly available other than as a result of a disclosure by Sellers in breach of this Agreement, (ii) was known to the party receiving such information prior to the receipt thereof other than as a result of a disclosure by Sellers in breach of this Agreement, or
(iii) was previously independently developed by the party receiving such information without the assistance of Sellers.

         5.5. Mutual Covenants. The parties mutually covenant and agree, from the date of this Agreement to the Closing Date:

         (a) To cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents;

         (b) To use all reasonable efforts to obtain promptly the satisfaction (but not waiver) of the conditions to the Closing of the transactions contemplated herein. Each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action; and

         (c) To advise the other party promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

         5.6. Accounts Receivable. Amounts received by Sellers on or after the Closing Date (i) which are specified by a payor to be in payment of an Account Receivable of the Business or (ii) in respect of any products or services of the Business as to which there is no outstanding Account Receivable, shall be paid over to Purchaser immediately upon receipt by Sellers. Sellers shall promptly send Purchaser copies of all remittance advices and checks related to payments received by Sellers after the Closing with respect to such items. Purchaser shall notify the Business' customers of the change in address of the owner of the Purchased Assets as may be required in order for such customers to properly remit any payments required under any applicable Account Receivable and Sellers shall cooperate with Purchaser as is reasonably necessary to so notify such customers.

         5.7. Environmental Matters. Between the date of this Agreement and the Closing, Purchaser, at its sole cost and expense, may have an independent environmental consultant (the "Purchaser's Consultant") perform an environmental inspection and audit of the Leased Real Estate and the operations of the Business (the "Purchaser's Inspection"), including environmental investigations, testing or sampling and other "Phase II" testing and Purchaser shall have the right to perform a "Phase I" testing on or before the date on which the Bankruptcy Court shall consider the entry of the Sale Procedures Order (the "Sale Procedures Hearing").

         5.8. Taxes.

         (a) Taxes Related to Purchase of Purchased Assets. Purchaser and Sellers agree to cooperate in determining the amount of all state and local sales, transfer, excise, documentary, use, value-added or other similar taxes and related charges and all recording and filing fees, in each case that may be imposed by reason of the sale, transfer, assignment or delivery of the Purchased Assets and payable in connection with the transactions contemplated under this Agreement (collectively, and together with interest and penalties thereon, the "Transaction Taxes"), and in securing to the extent permitted by law exemptions from such Transaction Taxes, including any exemption available under Section 1146 of the Bankruptcy Code. Sellers agree to file any and all required returns for or with respect to such Transaction Taxes with any and all appropriate Authorities. To the extent that payment of the Transaction Taxes is not subject to an exemption, Sellers shall be responsible for the payment of such Transaction Taxes other than California sales Taxes that may be imposed by reason of the sale of the Purchased Assets under this Agreement.

         (b) Cooperation on Tax Matters. Purchaser and Sellers agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Business as is reasonably necessary for the preparation and filing of any return, claim for refund or other required or optional filings relating to Tax matters, for the preparation for and proof of facts during any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer to any governmental or regulatory inquiry relating to Tax matters. Purchaser and Sellers shall follow the "Standard Procedure" specified in Rev. Proc. 96-60, 1996-2 C.B. 399, whereby each will be responsible for the reporting duties to employees with respect to its own payment of wages and compensation in connection with the Business.

         (c) Allocation of Consideration. At least thirty (30) days after the Closing Date, Purchaser shall prepare a written statement stating the allocation of the Purchase Price to be paid by Purchaser to Sellers for the Purchased Assets (the "Allocation"), in accordance with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder. Purchaser shall deliver the Allocation to Sellers within ninety (90) days after the determination of the final Purchase Price pursuant to Section 2.8(c). Purchaser and Sellers shall each report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such Allocation, including the preparation and filing of Forms 8594 under Section 1060 of the Code (or any successor form or successor provision of any future Tax law) with their respective federal income Tax returns for the taxable year which includes the Closing Date, and neither will take any position inconsistent with such Allocation unless otherwise required under applicable law.

         (d) W-2 Forms. Purchaser shall provide W-2 forms for all of Sellers' employees with respect to the calendar year 2002.

         5.9. Expenses. Except as otherwise provided in this Agreement, Purchaser, on the one hand, and Sellers, on the other hand, shall bear (i) one-half of all filing fees required in connection with any filings under the HSR Act, and (ii) all of its respective accounting, legal, financial advisory and other fees, costs and expenses incurred by it in connection with the transactions contemplated by this Agreement.

         5.10. Access to Information After the Closing.

         (a) Sellers and Purchaser shall reasonably cooperate with each other after the Closing so that (subject to any limitations that are reasonably required to preserve applicable attorney-client privilege) each party (and its designated agents and representatives) has reasonable access to the respective officers and employees of the other party, and reasonable access for inspection and copying of all business records, contracts and other documents and information of the other party existing at the Closing Date and relating to the Purchased Assets, the Assumed Liabilities or the conduct of the Business
(including copies thereof) as is reasonably necessary for the (a) preparation for or the prosecution or defense of any suit, action, litigation or administrative, arbitration or other proceeding or investigation (other than one by or on behalf of a party to this Agreement) by or against Sellers or Purchaser, (b) preparation and filing of any Tax return or election relating to the Purchased Assets, the Assumed Liabilities or the conduct of the Business and any audit by any taxing authority of any returns of Purchaser or Sellers relating thereto, (c) preparation and filing of any other documents required by governmental or regulatory bodies, and (d) transfer of data to Purchaser relating to the Business. The party requesting such information and assistance shall reimburse the other party for all out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section
5.10 shall be during normal business hours and upon not less than two Business Days' prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

         (b) Purchaser agrees to permit Sellers, upon reasonable notice and during normal business hours, full access to, and hereby grants Sellers and Sellers' bankruptcy estates a license to review, copy and use for $1.00 per year plus any expenses associated therewith, all books, records and documents necessary to administer the Cases following the Closing and otherwise wind-up Sellers' business affairs. Purchaser will not destroy any such books, records and documents prior to the entry of a final decree closing the Cases and in any event will give 30 days' prior notice to Sellers and an opportunity to Sellers to obtain copies of any such books, records and documents. Purchaser will not interfere with, and will affirmatively facilitate, Sellers' access to its former executives and employees to the extent (a) such access does not prevent any such executive or employee from performing his or her respective duties for Purchaser on a timely basis and (b) Sellers deem such persons as necessary to wind-up the Cases.

         5.11. Sale Procedures Order and Sale Order and Related Matters.

         (a) Sale Procedures Order. Sellers will seek to obtain as soon as practicable after the date of this Agreement an order of the Bankruptcy Court in form and substance satisfactory to Purchaser approving the sale procedures relating to the Purchased Assets (the "Sale Procedures Order"), which will include, in addition to the termination provisions set forth in Section 7.3 hereof, the following terms:

              (i) Qualified Bidder. Unless otherwise ordered by the Bankruptcy Court, in order to participate in the bidding process, each Person must deliver to Sellers current financial statements of such Person or other evidence of its financial wherewithal to consummate the purchase. Sellers shall select those Persons that, in Sellers' reasonable business judgment, have demonstrated the necessary financial wherewithal and qualification to consummate the purchase (each a "Qualified Bidder"). Purchaser shall constitute a Qualified Bidder for all purposes.

              (ii) Bid  Requirements.  A bid is a letter from a Qualified Bidder
(a) stating that (i) the Qualified Bidder offers to purchase the Purchased Assets upon the terms and conditions substantially similar to or better than those set forth in this Agreement, (ii) such offer (1) is and shall be irrevocable until the earlier of (x) the Closing Date and (y) 45 days after the Hearing Date, (2) is not conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder, (3) is not conditioned upon the Bankruptcy Court's approval of any bid protections, such as a break-up fee, termination fee, expense reimbursement, or similar type of payment, and (4) acknowledges and represents that the bidder (x) has had an opportunity to conduct any and all due diligence regarding the Purchased Assets prior to making its offer, (y) has relied upon its own independent review, investigation, and/or inspection of any documents and/or the Purchased Assets in making its bid, and
(z) has relied on representations and warranties of Sellers set forth in Article III as if such representations and warranties were made to such Qualified Bidder in making its bid, and (b) accompanied by a copy of this Agreement marked to show any amendments and modifications thereto (the "Marked Agreement"), including price and the time of closing that the Qualified Bidder proposes. All offers for purchase and all overbids must be in the form of all cash unless Sellers agree that part of the consideration may be on non-cash terms. In addition, all Qualified Bidders must provide a statement identifying which Leases or Contracts of the Sellers such bidder intends to designate as the Assigned Leases and the Assigned Contracts (as applicable).

              (iii) Bid Deadline. A Qualified Bidder that desires to make a bid shall submit its bid by the bid deadline ("Bid Deadline"), such Bid Deadline being not later than 12:00 p.m. Pacific time two Business Days before the date on which the Bankruptcy Court shall consider approval of this Agreement (the "Hearing Date"). Sellers shall, on the next day following the Bid Deadline, deliver written copies of all bids received to Dechert in the manner set forth in Section 8.2 hereof. Bids submitted by the Bid Deadline and at the Auction shall remain open and irrevocable until the earlier of (x) the Closing Date and
(y) 45 days after the Hearing Date.

              (iv) Qualified Bid. A "Qualified Bid" is a bid from a Qualified Bidder which satisfies each of the foregoing conditions and which (i) is accompanied by an earnest money deposit in the amount of $7,000,000 in the form of a certified or cashier's check or wire transfer, (ii) provides for consideration of not less than $5,000,000 in excess of the Purchase Price proposed by Purchaser (which amount consists of the $3,000,000 Termination Fee, the $1,500,000 of Expense Reimbursement, and an initial overbid of $500,000),
(iii) is on terms substantially similar and otherwise at least as favorable as the terms of this Agreement, and (iv) is submitted on or prior to the Bid Deadline. Purchaser's bid under this Agreement shall constitute a Qualified Bid.

              (v) Participation in Auction. If any Qualified Bids have been received by the Bid Deadline, Sellers will conduct an auction (the "Auction"). Only a Qualified Bidder who has submitted a Qualified Bid as determined by Sellers is eligible to participate at the Auction. The Auction shall take place at the Bankruptcy Court on the Hearing Date beginning at 11:00 a.m. Pacific time or such later time or other place as Sellers shall notify all Qualified Bidders who have timely submitted Qualified Bids.

              (vi) Auction Procedures. At least one Business Day prior to the Auction, Sellers will give Purchaser and all other Qualified Bidders a copy of what they believe to be the highest and best Qualified Bid received. Purchaser and other parties-in-interest may seek review by the Bankruptcy Court of the determination by Sellers whether a bidder is a Qualified Bidder. At the Auction, Sellers shall announce the opening bid, which shall be the highest Qualified Bid as determine by Sellers in good faith. Purchaser and all other Qualified Bidders shall be entitled to make any additional bids at the Auction. All offers subsequent to the opening bid at the Auction must exceed the prior offer by not less than $500,000. Bidding at the Auction shall continue until such time as the highest and best offer is determined by Sellers in good faith. Sellers may announce at the Auction additional procedural rules for conducting the Auction not inconsistent with the bidding procedures set forth in this Section 5.11. In the event that a third party submits a Qualifying Bid and Purchaser thereafter submits one or more higher bids in accordance with this Section 5.11, and Purchaser's bid is determined to be the Successful Bid, the prevailing Purchase Price payable by Purchaser shall be reduced by the amount of the Termination Fee and the Expense Reimbursement in recognition that Sellers will not be responsible for the Termination Fee or the Expense Reimbursement if Purchaser makes the Successful Bid.

              (vii) Successful Bid. After the conclusion of the Auction, Sellers shall submit the highest and best bid(s) (the "Successful Bid") for approval by the Bankruptcy Court. Upon the failure to consummate the sale of the Purchased Assets because of a breach or failure on the part of the Person making the Successful Bid, Sellers may select in their business judgment the next highest or otherwise best Qualified Bidder to be the successful bidder. If Sellers do not receive any Qualified Bids other than from Purchaser, Sellers will report the same to the Bankruptcy Court and will proceed with the sale to Purchaser.

         (b) Sale Order. Sellers will seek to obtain as soon as practicable after the date of this Agreement an order of the Bankruptcy Court in form and substance satisfactory to Purchaser, approving this Agreement and authorizing Sellers to consummate all of the transactions contemplated by this Agreement (the "Sale Order"). The Sale Order shall provide, among other things, that (i) the Bankruptcy Court approves the terms and conditions of this Agreement and authorizes the parties hereto to proceed with the transactions contemplated hereby; (ii) Purchaser's right, title and interest in and to the Purchased Assets shall be free and clear of any and all Liens of every kind, nature and description, except the Permitted Exceptions; (iii) Purchaser shall be deemed to be a good faith purchaser of the Purchased Assets entitled to the protections of
Section 363(m) of the Bankruptcy Code; (iv) the assignment to Purchaser of the Assigned Leases and Assigned Documents is approved; (v) the sale of the Purchased Assets to Purchaser does not violate ss.363(n); and (vi) Purchaser is not acquiring any of Sellers' obligations and liabilities except as expressly provided in this Agreement.

         (c) No Other Proposal. Sellers shall not, by application or otherwise, submit or prosecute for Bankruptcy Court approval, or support for the submission or prosecution for Bankruptcy Court approval of, any proposal for the sale, lease or other disposition of the Purchased Assets other than pursuant to this Agreement (including without limitation Section 5.11(a)(vii)) (a "Sellers Acquisition Proposal"); provided, however, that the Board of Directors of either Seller may (i) consider bona fide proposals from Persons other than Purchaser for the sale, lease or other disposition of the Purchased Assets other than pursuant to this Agreement, which proposals have not been solicited by either Seller (an "Acquisition Proposal"), furnish information to a third party which has made an Acquisition Proposal and disclose any Acquisition Proposal to the Committee; and (ii) submit or prosecute for Bankruptcy Court approval, or support for the submission or prosecution for Bankruptcy Court approval of, a Sellers Acquisition Proposal, in either case if its Board of Directors concludes in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel, that failing to take such action would reasonably be likely to result in a breach of the Board of Directors' fiduciary duties under applicable law.

         (d) Cooperation. Sellers shall use their best efforts to take any and all actions requested of the Bankruptcy Court in connection with its consideration of the Sale Procedures Order and the Sale Order and Purchaser shall use all reasonable efforts to cooperate with Sellers in connection therewith (provided, however, that Purchaser shall not be obligated to incur any liabilities or expenses in connection therewith).

         5.12. HSR Act. Purchaser and Sellers shall prepare or cause to be prepared, as soon as practicable after the date hereof, but in all events on or prior to the date of entry of the Sale Order, respectively, an acquiring person's HSR Act notification and report form and an acquired person's HSR Act notification and report form with respect to the transactions contemplated by this Agreement. Sellers and Purchaser shall file or cause to be filed, respectively, as soon as practicable after the Sale Order, but in no event more than three Business Days after the Sale

Order, an acquired person's and acquiring person's HSR Act notification and report form with respect to the transactions contemplated by this Agreement as required by the HSR Act. Sellers and Purchaser agree to use their reasonable best efforts to comply promptly with and, where appropriate, to respond in cooperation with each other to, all requests or requirements which applicable federal, state, local, foreign or other applicable law or any governmental authority may impose on them with respect to the transactions which are the subject of this Agreement.

         5.13. Existing LCs. On or prior to the Closing Date, Purchaser shall, with respect to each of the Existing LC's set forth on Schedule 2.12(b)(vii), either (a) cause each such Existing LC to be released and returned to the issuing bank thereof (in each case, the "Issuing Bank") with a copy to Sellers, or (b) deliver to the relevant Issuing Bank a standby letter of credit issued by Mellon Bank, N.A. (or another bank reasonably acceptable to such Issuing Bank) in form and substance reasonably acceptable to such Issuing Bank, naming such Issuing Bank as the beneficiary thereunder (each, a "Back-to-Back LC"). Each Back-to-Back LC (x) shall be in an amount equal to 105% (or such lesser percentage as the relevant Issuing Bank and Purchaser may otherwise agree) of the amount of the Existing LC for which such Back-to-Back LC is being delivered,
(y) shall expire no less than one (1) month after the end of the term of such Existing LC and (z) shall otherwise have substantially the same terms as such Existing LC. With respect to each Existing LC set forth on Schedule 2.12(b)(vii) that is not released and returned to the relevant Issuing Bank in accordance with clause (a) above, Purchaser shall pay all fees and expenses necessary to keep in effect such Existing LC after the Closing Date until such time as such Existing LC is released and returned to the relevant Issuing Bank or expires pursuant to its terms.

                                   ARTICLE VI

                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS
                      ------------------------------------

         6.1. Employees.

         (a) Schedule 6.1(a) lists the name, job title, current base salary, annual bonus opportunity (as a flat amount or percentage of pay), date of hire, social security number, assigned location, for all employees actively employed (as of the date hereof) by Sellers whose primary responsibilities relate to the Business (or who are otherwise accorded employment rights with respect to the Business). At the Closing, Sellers shall provide an updated Schedule 6.1(a) which shall disclose all the information required under the preceding sentence as of the day prior to the Closing. All individuals included on the updated
Schedule 6.1(a) are herein referred to as the "Employees." Sellers covenant that, as of the Closing, the total number of Employees shall not exceed 420.

         (b) Effective as of 12:01 a.m. on the Closing Date, (the "Effective Time"), Sellers shall cause the employment of all Employees to be terminated. Effective as of the Effective Time, Purchaser shall offer employment to all
Employees terminated in accordance with the preceding sentence, with the exception of those Employees listed on Schedule 6.1(b) hereof, (i) at the same level of base salary and incentive compensation as currently in effect for each Employee, (ii) with participation in the same medical and dental insurance plan as currently in effect or a plan that is substantially comparable in the aggregate, (iii) with eligibility to participate in the EDO Corporation Employee Investment Plan (the "Purchaser's 401(k) Plan") in accordance with its terms, (iv) with vacation to be accrued (to the extent credited under Sellers' vacation policy) according to EDO Corporation's current policy, and giving credit for past service with Sellers for purposes of determining length of service, and (v) with severance benefits according to EDO Corporation's current policy and giving credit for past service with Sellers for purposes of determining length of service with Purchaser. The individuals accepting such offer are referred to as the "Transferred Employees".

         (c) As of the Effective Time, Purchaser will assume Sellers' obligations to the Transferred Employees and to Kent Hutchinson with respect to paid personal time off (PPTO) then accrued and outstanding and Sellers' Pre-Petition obligations then accrued and outstanding to the Transferred
Employees and Kent Hutchinson of the type described in ss.507(a)(3) of the Bankruptcy Code in excess of the amount therein specified as having priority.

         (d) Sellers hereby agree that the transactions contemplated by this Agreement constitute a "severance from employment" as described in Section 401(k)(2)(B)(i)(I) of the Code, and amounts held in trust by Sellers' 401(k) cash or deferred savings plans, including without limitation the Condor Systems, Inc. 401(k) Plan (the "Sellers' 401(k) Plan") for the benefit of participants who are or shall become Transferred Employees, shall be distributed to any such Transferred Employee (or his or her beneficiary, if applicable) who requests such a distribution after the Closing Date. Such distribution shall otherwise be in accordance with the terms of Sellers' 401(k) Plan and applicable law. Sellers hereby agree to provide to each Transferred Employee the required explanation of eligible rollover distributions described by Section 402(f) of the Code within twenty-one (21) days of the Closing Date. Notwithstanding the other provisions of this Section 6.01(d), at least ten (10) days prior to the Closing Date, by giving written notice to Sellers, Purchaser may, at its sole option, (i) elect to become the sponsor of the Sellers' 401(k) Plan or (ii) permit the rollover of the amounts held in trust by the Sellers' 401(k) Plan for the benefit of participants who are or shall become Transferred Employees to Purchaser's 401(k) Plan.

         (e) Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement hereunder shall confer upon any such Transferred Employees any right to continue in the employ of, or as a consultant for, Purchaser or any of its Affiliates, or shall interfere with or restrict in any way the rights of Purchaser or any of its Affiliates, which are hereby expressly reserved, to discharge any such Transferred Employees at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between any such Transferred Employees and Purchaser or any of its Affiliates.

         (f) From and after the Effective Time, Sellers shall remain responsible for any and all liabilities and obligations (except Assumed Liabilities) with respect to the Transferred Employees or their beneficiaries or dependents that were or are incurred by such individuals on or prior to the Effective Time under any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) of Sellers. For purposes of this Section 6.1(f), (i) a claim for health benefits (including, without limitation, claims for medical, prescription drug, dental, and vision care expenses) will be deemed to have been incurred on the date on which the related medical service is rendered; (ii) a claim for sickness or disability benefits will be deemed to have been incurred on the date such sickness or disability occurs, and (iii) in the case of any claim for benefits other than health benefits (e.g., life insurance benefits), a claim will be deemed to have been incurred upon the occurrence of the event giving rise to such claims.

         (g) Except as specifically provided herein and except for the Assumed Liabilities, from and after the Effective Time, Sellers shall remain responsible for any and all liabilities accrued or payable under any employment agreement between any Seller or any ERISA Affiliate and any Employee or former employee as well as under any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), including without limitation any supplemental retirement arrangements, bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive, severance, termination or other compensation plan or arrangement, or other material employee fringe benefit plans maintained by, or contributed to by any Seller or any ERISA Affiliate for the benefit of any Employees or former employees (and the beneficiaries or dependents of any such Employees or former employees) of any Seller or any ERISA Affiliate.

         (h) On or prior to the Closing Date, Purchaser shall enter into an agreement with each of the individuals listed on Schedule 6.1(h), pursuant to which each such individual shall agree to terminate his employment agreement with Sellers as of the Closing Date and to release all claims against Sellers arising as a result of such termination (including any "change of control" payment that may become due as a result of the consummation of the transactions contemplated by this Agreement).

         6.2. Local Agreements. Each Seller covenants and agrees that it shall not enter into any local collective bargaining agreements or other labor agreements on a local level prior to the Closing Date which could become binding on Purchaser, whether expressly or otherwise, or could affect any Transferred Employee or employment conditions at the Leased Real Estate following the Closing.

                                   ARTICLE VII

                        CONDITIONS PRECEDENT; TERMINATION
                        ---------------------------------

         7.1. Conditions Precedent to Obligations of Purchaser. The obligations of Purchaser to purchase the Purchased Assets, assume the Assumed Liabilities and consummate the other transactions contemplated hereunder are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in whole or in part by Purchaser in its sole discretion):

         (a) Performance of Agreements; Representations and Warranties; Material Adverse Effect. (i) Sellers shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; (ii) the representations and warranties of Sellers set forth in this Agreement or in any schedule, certificate or document delivered by Sellers pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct on and as of the date hereof and on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date;

(iii) no Material Adverse Effect shall have occurred; and (iv) Purchaser shall have received a certificate of the President or a Vice President of each Seller, dated the Closing Date, certifying to the foregoing; provided that, the conditions set forth in this Section 7.1(a) shall not apply unless Sellers' failure to perform or comply with such agreements, covenants and conditions, failure of such representations and warranties to be true and correct, and such Material Adverse Effect would, or would reasonably be expected to, result in Losses equaling or exceeding $5,000,000. Notwithstanding the foregoing, if such Losses equal or exceed $5,000,000 but are equal to or less than $7,500,000, and if all other conditions precedent to Closing described in Sections 7.1 and 7.2 have been satisfied or waived, then Purchaser, at the option of Sellers, shall be required to purchase the Purchased Assets, assume the Assumed Liabilities and consummate the other transactions contemplated herein, provided, that, to the extent that such Losses are not reflected in the Net Worth calculation based on the Closing Balance Sheet, the Purchase Price shall be reduced dollar for dollar by the amount of such Losses from dollar one. If there is a dispute as to the amount of such Losses and if Sellers elect to require that Purchaser purchase the Purchased Assets, assume the Assumed Liabilities and consummate the other transactions contemplated herein, then the amount claimed by Purchaser shall be held in escrow until final resolution of the amount of such Losses.

         (b) Estimate Closing Balance Sheet. Purchaser shall not have validly objected to the Estimate Closing Balance Sheet and the Estimated Purchase Price in accordance with Section 2.7(b).

         (c) Consents. All statutory and regulatory consents and approvals which are required under the laws or regulations of the United States and any other Authority to consummate the transactions contemplated by this Agreement shall have been obtained; any waiting period under the HSR Act shall have expired, and neither Purchaser nor Sellers shall have received an objection of the Department of Justice or the Federal Trade Commission or any other Authority or court to the transactions contemplated by this Agreement, or if any such objection shall have been received, any requirements set forth in such objection to be performed by Sellers shall have been satisfied, and such objection shall have been withdrawn; and, other than with respect to Nonassignable Customer Contrasts, all other consents and approvals of third parties necessary or advisable to the transactions contemplated hereby and listed on Schedule 7.1(c) shall have been obtained in a form reasonably satisfactory to Purchaser.

         (d) Injunction; Litigation. No statute, rule, regulation or ordinance, or order, decree or judgment of any court or Authority shall be in effect which prohibits the consummation of the transactions contemplated by this Agreement or which would limit or have a material adverse effect on Purchaser's use or ownership of the Purchased Assets or conduct of the Business following the Closing. Additionally, there shall be no pending or threatened litigation, suit, action, proceeding or investigation by any Person which, in the reasonable judgment of Purchaser, could be expected to limit or have a material adverse effect on Purchaser's use or ownership of the Purchased Assets or conduct of the Business following the Closing, or which questions the validity of, or seeks injunctive relief with respect to, this Agreement or any action taken or to be taken by Sellers pursuant to or in connection with the provisions of this Agreement or the consummation of the transactions contemplated hereby.

         (e) Sale Order. The Bankruptcy Court shall have issued the Sale Order, which shall have become a Final Order.

         (f) Documents. Sellers shall have delivered all of the certificates, instruments, contracts and other documents specified to be delivered by it hereunder (including those specified in Section 2.12(a)), in form and substance reasonably satisfactory to Purchaser.

         (g) Certain Licenses and Permits. The Licenses and Permits identified on Schedule 7.1(g) shall have been renewed or be in effect and, if required, transferred or reissued to Purchaser.

         7.2. Conditions Precedent to Obligations of Sellers. The obligations of Sellers to sell the Purchased Assets and consummate the other transactions contemplated hereunder are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any one or more of which may be waived in whole or in part by Sellers in their sole discretion):

         (a) Performance of Agreements; Representations and Warranties. (i) Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; (ii) the representations and warranties of Purchaser set forth in this Agreement or in any schedule, certificate or document delivered by Purchaser pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date; and (iii) Sellers shall have been furnished with a certificate of the President or Vice President or Secretary of Purchaser, dated the Closing Date, certifying to the foregoing.

         (b) Injunction; Litigation. No statute, rule, regulation or ordinance, or order, decree or judgment of any court or Authority shall be in effect which prohibits the consummation of the transactions contemplated by this Agreement; nor shall there be pending or threatened any litigation, suit, action, proceeding or investigation by any Person which questions the validity of, or seeks injunctive relief with respect to, this Agreement or any action taken or to be taken by Purchaser pursuant to or in connection with the provisions of this Agreement or the consummation of the transactions contemplated hereby.

         (c) Consents. All statutory and regulatory consents and approvals which are required under the laws or regulations of the United States and any other Authority to consummate the transactions contemplated by this Agreement shall have been obtained; any waiting period under the HSR Act shall have expired; and neither Purchaser nor Sellers shall have received an objection of the Department of Justice or the Federal Trade Commission or any other Authority or court to the transactions contemplated by this Agreement, or if any such objection shall have been received, any requirements set forth in such objection to be performed by Purchaser shall have been satisfied, and such objection shall have been withdrawn.

         (d) Sale Order. The Bankruptcy Court shall have issued the Sale Order, which shall have become a Final Order.

         (e) Receipt of Purchase Price. Subject to Section 7.1(a), Purchaser shall have paid to Sellers the Estimated Purchase Price minus the Holdback Amount as provided in Section 2.7(e) and shall have deposited with the Escrow Agent the Holdback Amount.

         (f) Documents. Purchaser shall have delivered all of the certificates, instruments, contracts and other documents specified to be delivered by it hereunder (including those specified in Section 2.12(b)), in form and substance reasonably satisfactory to Sellers.

         7.3. Termination.

         (a) When Agreement May be Terminated. This Agreement may be terminated:

              (i) By mutual written consent of Purchaser and Sellers at any time prior to Closing;

              (ii) By Purchaser or (with respect to clause (z) only) Sellers (x) after June 18, 2002, if on the date of termination the Sale Procedures Order has not been entered and become a Final Order, (y) after July 18, 2002, if on the date of termination the Sale Order has not been entered and become a Final Order, or (z) if the Closing shall not have occurred by August 18, 2002; provided, however, that any party may exercise its respective termination rights under this Section 7.3(a)(ii) only if the relevant required event shall not have occurred by the applicable date for a reason other than the failure by such party to fulfill any of its obligations under this Agreement which failure has been the cause of, or resulted in the failure of, such event to occur on or before such relevant date;

              (iii) By Purchaser or Sellers if the Bankruptcy Court approves an Alternative Transaction;

              (iv) By Sellers at any time prior to the Closing Date if (A)(x) the representations and warranties of Purchaser in this Agreement were incorrect in any material respect when made or at any time thereafter or (y) Purchaser is in breach of any of its covenants or agreements contained in this Agreement, (B) such misrepresentation or breach continues uncured for ten (10) days after written notice thereof by Sellers (if the relevant misrepresentation or breach is curable) and (C) such misrepresentation or breach has prevented, or is reasonably expected to prevent, the consummation of the transactions contemplated by this Agreement;

              (v) By Purchaser at any time prior to the Closing Date if (A)(x) the representations and warranties of Sellers in this Agreement were incorrect in any material respect when made or at any time thereafter or (y) Sellers are in breach of any of their covenants or agreements contained in this Agreement,
(B) such misrepresentation or breach continues uncured for ten (10) days after written notice thereof by Purchaser (if the relevant misrepresentation or breach is curable) and (C) as a result of such misrepresentation and/or breach, the conditions in Section 7.1(a) cannot reasonably be expected to be satisfied;

              (vi) By any party hereto, if there shall exist any statute, rule, regulation or order of any court (other than a court with competent jurisdiction over the Cases) or Authority which permanently (without right of appeal or reconsideration) restrains or prohibits the transactions contemplated hereby; or

              (vii) By Purchaser at any time prior to the date of the Sale Procedures Hearing if Purchaser shall not be satisfied, in its sole discretion, with the results of its due diligence of the Business and the Purchased Assets, including the results of Purchaser's Inspection.

         (b) Effect of Termination; Survivability of Certain Provisions.

              (i) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 7.3, this Agreement shall become void and of no further force and effect, except for the provisions of Sections 3.25, 4.5, 5.3, 5.4, 5.9, 7.3, 8.4, 8.5 and 8.10.

              (ii)  (A) In the  event  that  (x) this  Agreement  is  terminated pursuant to Section 7.3(a)(ii)(y) or (z) or Section 7.3(a)(v) and (y) at the time of such termination, Sellers do not have the right to terminate this Agreement pursuant to Section 7.3(a)(iv) and (z) in the case of a termination pursuant to Section 7.3(a)(ii)(y) only, such termination occurs after July 26, 2002, then Sellers shall reimburse Purchaser for all of the Purchaser's
Transaction Expenses, not to exceed $1,500,000 (the "Expense Reimbursement"), and Purchaser shall be entitled to the prompt return of the Earnest Money Deposit under the Escrow Deposit Agreement without further order of the Bankruptcy Court; and (B) unless this Agreement was terminated by Sellers pursuant to Section 7.3(a)(iv),or unless at the time of the termination of this Agreement, Sellers had a right to terminate this Agreement pursuant to Section 7.3(a)(iv), if at any time within 12 months after the date hereof Sellers consummate an Alternative Transaction, then Sellers shall pay to Purchaser (1) $3,000,000 (the "Termination Fee"), which Termination Fee shall be payable concurrently with the consummation of the relevant Alternative Transaction, and
(2) unless termination of this Agreement has occurred on or prior to July 26, 2002 pursuant to Section 7.3(a)(ii)(y), the Expense Reimbursement. The Termination Fee and Expense Reimbursement payments described in this clause (ii) (to the extent payable under the express terms of this clause (ii)), together with the prompt return of the Earnest Money Deposit under the Escrow Deposit Agreement, shall be Purchaser's sole and exclusive remedy for damages resulting from the breach by Sellers of this Agreement or from termination of this Agreement for any other reason.

              (iii) In the event that (x) this Agreement is terminated pursuant to Section 7.3(a)(iv) and (y) at the time of such termination, Purchaser does not have the right to terminate this Agreement pursuant to Section 7.3(a)(v), Sellers shall be entitled to the Earnest Money Deposit without further order of the Bankruptcy Court. In the case of termination of this Agreement for any other reason, Purchaser shall be entitled to the prompt return of the Earnest Money Deposit without further order of the Bankruptcy Court. The Earnest Money Deposit payment described in the first sentence of this clause (iii) (to the extent payable under the express terms of this clause (iii)) shall be Sellers' sole and exclusive remedy for damages resulting from the breach by Purchaser of this Agreement or from termination of this Agreement for any other reason.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

         8.1. Disclosure Schedules. Any item or matter contained in any schedule hereto shall apply only to such schedule unless such schedule cross references another schedule hereto.

         8.2. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given or delivered to any party hereunder shall be in writing and shall be deemed given or delivered
(i) if delivered to the party personally, at the time of such delivery, (ii) if sent to the party by telecopy (followed by hard copy sent by registered or certified mail), upon receipt of confirmation of "good" transmission, (iii) if sent to the party by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, two Business Days after mailing, or (iv) if sent to the party by Federal Express or other express carrier with all fees thereon prepaid, on the date on which delivery is guaranteed by such carrier, addressed to the party at its address set forth below or at such other address or addresses of which the respective party shall have notified the other party:

If to Purchaser:

                  EDO Acquisition IV Inc.
                  60 East 42nd Street, Suite 5010
                  New York, New York 10165
                  Fax:  (212) 716-2050
                  Attention:  William Frost, Vice President

                  with a copy to:

                  Dechert
                  30 Rockefeller Plaza
                  New York, New York 10112
                  Fax:  (212) 698-3599
                  Attention:   Christopher G. Karras, Esquire
                               Joel H. Levitin, Esquire

If to Sellers:

                  Condor Systems, Inc.
                  CEI Systems, Inc.
                  18705 Madrone Parkway
                  Morgan Hill, California 95037
                  Fax:  (408) 201-8060
                  Attention:   Mr. Kent Hutchinson, CEO
                               Mr. Frederic Bassett, CFO
                  with a copy to:

                  Murphy Sheneman Julian & Rogers
                  A Professional Corporation
                  2049 Century Park East, Suite 2100
                  Los Angeles, California 90067
                  Fax:  (310) 788-3777
                  Attention:   Eric E. Sagerman, Esquire
                               Justin E. Rawlins, Esquire

         8.3. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, legal representatives and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, which consent shall not be unreasonably withheld, except that Purchaser may assign, in whole or in part, its rights hereunder to any Affiliate of the Purchaser, so long as any one of the following conditions are satisfied prior to such assignment: (i) Purchaser remains liable as a guarantor of all of the obligations of Purchaser hereunder, (ii) Purchaser or its assignee provides a letter of credit in favor of Sellers and acceptable to Sellers in their sole discretion in an amount sufficient to secure all of Purchaser's obligations hereunder, or (iii) the assignee of Purchaser provides evidence, satisfactory to Sellers in their sole discretion, of its financial wherewithal to consummate the transactions contemplated herein to be performed by Purchaser and satisfy all of Purchaser's obligations hereunder.

         8.4. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

         8.5. Waiver of Jury Trial. Each party to this Agreement waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Agreement or the transactions contemplated by this Agreement. Each party hereto warrants and represents that it has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by a court without a jury.

         8.6. Entire Agreement. This Agreement and the exhibits and schedules hereto constitute the entire understanding of the parties hereto, and supersedes any prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

         8.7. Further Assurances; Risk of Loss. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby and to cause the Closing to occur. Prior to the Closing, all risk of loss, damage or destruction to all or any part of the Purchased Assets or the Business shall be borne exclusively by Sellers.

         8.8. Amendment and Waiver. The parties may, by mutual agreement, amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of the other party; (b) waive any inaccuracies in representations and warranties by the other party; (c) waive compliance by the other party with any of the agreements and covenants contained herein and performance of any obligations by the other party; and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision or of any other provision, nor in any way to affect the validity of this Agreement or the right of such party thereafter to enforce each and every provision of this Agreement. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         8.9. Counterparts, Section References and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument with the same effect as if the signatures were on one instrument. Any references to certain Sections refer to Sections of this Agreement unless otherwise specified. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, interpretation, construction or effect.

         8.10. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall (i) confer on any Person other than the parties hereto and their respective successors or assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement or (ii) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. Nothing in this Agreement shall be construed as giving to any Employee or any other individual any right or entitlement under any Benefit Plan maintained by Sellers except as expressly provided in such Benefit Plan. No third party shall have any rights under Sections 502, 503 or 504 of ERISA or any regulations thereunder because of this Agreement which would not otherwise exist without reference to this Agreement. No third party shall have any right, independent of any right which may exist irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

         8.11. Severability. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to any party, in which event the parties shall use their best efforts to arrive at an accommodation which best preserves for all parties the benefits and obligations of the offending provision.

         8.12. Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing; provided, however, that this Section 8.12 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing or limit in any way Section 2.2 or Section 2.5.

         8.13. Period Termination Dates. If the last day of any period referenced herein would otherwise occur on a day other than a Business Day, the last day of such period shall be extended to occur on the next succeeding Business Day.

                       [Signatures on the following page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                           EDO ACQUISITION IV INC.



                           By /s/ Darrell L. Reed
                             ---------------------------------------------------
                             Name:  Darrell L. Reed
                             Title: Vice President



                           CONDOR SYSTEMS, INC.



                           By  /s/ Kent E. Hutchinson
                             ---------------------------------------------------
                             Name:  Kent E. Hutchinson
                             Title: Chief Executive Officer
                                    and President



                           CEI SYSTEMS, INC.



                           By  /s/ Kent E. Hutchinson
                             ---------------------------------------------------
                             Name:  Kent E. Hutchinson
                             Title: Chief Executive Officer
                                    and President

                                TABLE OF CONTENTS



ARTICLE I DEFINITIONS.............................................................................................1
   1.1. Certain Definitions.......................................................................................1
ARTICLE II THE TRANSACTION.......................................................................................10
   2.1. Sale and Purchase of Assets..............................................................................10
   2.2. Excluded Assets..........................................................................................13
   2.3. Assumed Liabilities......................................................................................14
   2.4. Executory Contracts and Unexpired Leases; Consent of Third Parties.......................................14
   2.5. Retained Liabilities.....................................................................................15
   2.6. Closing..................................................................................................17
   2.7. Purchase Price; Net Worth; Payment at the Closing........................................................17
   2.8. Closing Balance Sheet; Cooperation; Determination of Purchase Price; Disputes............................18
   2.9. Purchase Price Adjustments...............................................................................19
   2.10. Interest................................................................................................20
   2.11. Prorations and Adjustments as of the Closing............................................................20
   2.12. Deliveries and Proceedings at the Closing...............................................................21
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS............................................................23
   3.1. Organization and Good Standing...........................................................................23
   3.2. Authorization and Enforceability.........................................................................23
   3.3. No Violation of Laws or Agreements.......................................................................24
   3.4. Financial Information....................................................................................24
   3.5. Consents.................................................................................................25
   3.6. Contracts; Compliance....................................................................................25
   3.7. Title to Purchased Assets; Furnished Equipment...........................................................25
   3.8. Accounts Receivable......................................................................................26
   3.9. Inventory................................................................................................26
   3.10. All Assets..............................................................................................26
   3.11. Intellectual Property Rights............................................................................26
   3.12. Employee Relations......................................................................................28
   3.13. Permits; Compliance With Laws...........................................................................28
   3.14. No Changes..............................................................................................29
   3.15. Litigation or Proceedings...............................................................................30
   3.16. Taxes...................................................................................................30
   3.17. Employee Benefit Plans..................................................................................31
   3.18. Environmental Matters...................................................................................32
   3.19. Real Estate.............................................................................................32
   3.20. Products Liability......................................................................................33
   3.21. Transactions with Related Parties.......................................................................33
   3.22. No Material Adverse Effect..............................................................................34
   3.23. Insurance...............................................................................................34
   3.24. Letters of Credit; Deposits and Bank Accounts...........................................................34
   3.25. Brokerage...............................................................................................34
   3.26. No Other Subsidiaries...................................................................................34
   3.27. PPTO and Section 507(a)(3) Obligations..................................................................34
   3.28. WARN Act................................................................................................34


   3.29. Accuracy and Completeness of Representations and Warranties.............................................35
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................35
   4.1. Organization and Good Standing...........................................................................35
   4.2. Authorization and Enforceability.........................................................................35
   4.3. No Violation of Laws or Agreements.......................................................................35
   4.4. Consents.................................................................................................36
   4.5. Brokerage................................................................................................36
ARTICLE V CERTAIN COVENANTS......................................................................................36
   5.1. Conduct of Business......................................................................................36
   5.2. Access to Information and Third Parties Pending the Closing..............................................37
   5.3. Confidentiality..........................................................................................37
   5.4. Public Announcement......................................................................................38
   5.5. Mutual Covenants.........................................................................................38
   5.6. Accounts Receivable......................................................................................39
   5.7. Environmental Matters....................................................................................39
   5.8. Taxes....................................................................................................39
   5.9. Expenses.................................................................................................40
   5.10. Access to Information After the Closing.................................................................40
   5.11. Sale Procedures Order and Sale Order and Related Matters................................................41
   5.12. HSR Act.................................................................................................43
   5.13. Existing LCs............................................................................................44
ARTICLE VI EMPLOYEES AND EMPLOYEE BENEFIT PLANS..................................................................44
   6.1. Employees................................................................................................44
   6.2. Local Agreements.........................................................................................46
ARTICLE VII CONDITIONS PRECEDENT; TERMINATION....................................................................46
   7.1. Conditions Precedent to Obligations of Purchaser.........................................................46
   7.2. Conditions Precedent to Obligations of Sellers...........................................................48
   7.3. Termination..............................................................................................49
ARTICLE VIII MISCELLANEOUS.......................................................................................51
   8.1. Disclosure Schedules.....................................................................................51
   8.2. Notices..................................................................................................51
   8.3. Successors and Assigns...................................................................................52
   8.4. Governing Law............................................................................................52
   8.5. Waiver of Jury Trial.....................................................................................52
   8.6. Entire Agreement.........................................................................................52
   8.7. Further Assurances; Risk of Loss.........................................................................52
   8.8. Amendment and Waiver.....................................................................................52
   8.9. Counterparts, Section References and Headings............................................................53
   8.10. No Third Party Beneficiaries............................................................................53
   8.11. Severability............................................................................................53
   8.12. Non-Survival of Representations, Warranties, Covenants and Agreements...................................53
   8.13. Period Termination Dates................................................................................54


                                       ii

                                    EXHIBITS


Exhibit 1.1(a)             Deposit Escrow Agreement
Exhibit 1.1(b)             Holdback Escrow Agreement
Exhibit 2.7(c)             Net Worth
Exhibit 2.12(a)(i)         Bill of Sale, Assignment and Assumption Agreement
Exhibit 2.12(a)(iii)       Assignments of Intellectual Property

                                    SCHEDULES

Schedule 1.1(a)            Assumed Accounts Payable
Schedule 1.1(b)            Environmental Liabilities
Schedule 1.1(c)            Furnished Equipment
Schedule 1.1(d)            Permitted Exceptions
Schedule 1.1(e)            Sellers' Knowledge
Schedule 2.1(a)            Equipment
Schedule 2.1(b)            Inventory
Schedule 2.1(c)            Intellectual Property
Schedule 2.1(d)            Leases
Schedule 2.1(e)-1          Nonassignable Customer Contracts
Schedule 2.1(e)-2          Other Contracts
Schedule 2.1(j)            Permits
Schedule 2.1(o)            Avoidance Actions relating to Vendors
Schedule 2.2(f)            Insurance Policies
Schedule 2.5(j)            Post-Petition Trade Accounts
Schedule 2.12(b)(vii)      Existing LCs
Schedule 3.3               No Violation of Laws or Agreements
Schedule 3.4               Financial Information
Schedule 3.5               Consents
Schedule 3.6               Contracts; Compliance
Schedule 3.7               Title to Purchased Assets; Furnished Equipment
Schedule 3.9               Inventory
Schedule 3.10              All Assets
Schedule 3.11              Intellectual Property Rights
Schedule 3.12              Employee Relations
Schedule 3.13              Permits; Compliance with Laws
Schedule 3.14              No Changes
Schedule 3.15              Litigation or Proceedings
Schedule 3.17              Employee Benefit Plans
Schedule 3.17(i)           Transferred Employees Entitled to Post-Employment
                           Benefits
Schedule 3.18              Environmental Matters
Schedule 3.19(b)           Real Estate
Schedule 3.20              Products Liability
Schedule 3.21              Transactions with Related Parties
Schedule 3.23              Insurance
Schedule 3.24              Letters of Credit; Deposits and Bank Accounts
Schedule 3.25              Brokerage
Schedule 3.28              WARN Act
Schedule 4.4               Consents
Schedule 4.5               Brokerage
Schedule 6.1(a)            Employees; Compensation
Schedule 6.1(b)            Employees; Termination
Schedule 6.1(h)            Employment Agreements
Schedule 7.1(c)            Consents
Schedule 7.1(g)            Certain Licenses and Permits

                                                                   EXHIBIT 2.2


                                 AMENDMENT NO. 1
                TO AMENDED AND RESTATED ASSET PURCHASE AGREEMENT


     This Amendment No. 1 (this "Amendment"), dated as of July 26, 2002, to the Amended and Restated Asset Purchase Agreement (the "Purchase Agreement"), dated as of May 31, 2002, by and among EDO Reconnaissance and Surveillance Systems Inc. (formerly known as EDO Acquisition IV Inc.), a Delaware corporation ("Purchaser"), Condor Systems, Inc., a California corporation ("Condor"), and CEI Systems, Inc., a Delaware corporation ("CEI", and together with Condor, "Sellers"), is entered into by and among Purchaser and Sellers.

     WHEREAS, Sellers and Purchaser desire to amend the Purchase Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

I. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them under the Purchase Agreement.

II.  Amendments.
     ----------

     A. Amendment of Section 2.7(c). Notwithstanding anything to the contrary in
Section 2.7(c) or in any other provision of the Purchase Agreement, for purposes of calculating the "Estimated Purchase Price" and the "Net Worth" of Sellers as of the Closing, Sellers' professional retainers (which had been included in the calculation of Sellers' assets for purposes of determining the "baseline" amount of $43,044,000 referred to in Section 2.7(a)(i) of the Purchase Agreement) in the aggregate amount of $868,000 shall not be included (and such professional retainers shall not constitute "Purchased Assets" under the Purchase Agreement).

     B. Amendment to Section 6.1(b). Section 6.1(b) of the Purchase Agreement is hereby amended by deleting the first sentence of Section 6.1(b) in its entirety and substituting in lieu thereof the following new first sentence:

          "Effective as of 12:01 p.m. PDT on the Closing Date (the "Effective Time"), Sellers shall cause the employment of all Employees to be terminated."

     C. Amendment to the Disclosure Schedules. Schedules 1.1(a), 2.1(c), 2.1(e)-(1), 2.1(e)-(2), 2.12(b)(vii) and 3.24 of the Disclosure Schedules are hereby amended by deleting such schedules in their entirety and substituting in lieu thereof the new Schedules 1.1(a), 2.1(c), 2.1(e)-(1), 2.1(e)-(2),
2.12(b)(vii) and 3.24 attached to this Amendment.

III. Updated Bankruptcy Court Filing Regarding Customer Contracts being Assumed and Assigned. Concurrently herewith or as soon as practicable after the Closing Date, Sellers shall file with the Bankruptcy Court a document, in form and substance acceptable to Purchaser, confirming that the Customer Contracts being assumed and assigned to Purchaser pursuant to the Purchase Agreement shall not include the Customer Contracts listed on Schedule 2.1(e)-(1).

IV. Morgan Hill Lease. With respect to the Morgan Hill Lease, (i) Sellers shall promptly take all steps necessary to reject the Morgan Hill Lease (including by way of stipulation with the landlord), and (ii) from and after the Closing Date until such time at which the Morgan Hill Lease has been rejected or deemed rejected (it being understood that Sellers shall have no obligation to extend the deadline for assumption or rejection of the Morgan Hill Lease, or to object to a deemed rejection of the Morgan Hill Lease, unless requested to do so in writing by Purchaser), (x) Purchaser shall pay when due all rent and other related payments (including taxes, common area maintenance costs and utilities) with respect to the Morgan Hill Lease that are attributable to such period (and shall promptly upon the determination thereof reimburse Sellers for any such amounts that have previously been paid by Sellers (except to the extent that any such prepaid amounts are included in the determination of Net Worth)), and (y) to the extent required by the Morgan Hill Lease, Purchaser will maintain insurance relating to the demised premises at no less than the minimum required by such lease.

V. Dispute. At the time of the Closing, a dispute (the "Dispute") has arisen between Purchaser and Sellers as to whether the parties agreed under Section 6.1(c) of the Purchase Agreement that the Purchaser will assume Sellers' Post-Petition obligations to the Transferred Employees and to Kent Hutchinson with respect to paid personal time off (PPTO) accrued and outstanding at the Effective Time (the "Postpetition PPTO"). Purchaser and Sellers agree that Sellers may submit the Dispute to the Bankruptcy Court for resolution (it being understood that both Purchaser and Sellers reserve all of their rights with respect to the Dispute, are not waiving any such rights by agreeing to the provisions of this paragraph and neither party has the burden of proof with respect to the Dispute). In the event of a Final Determination (as defined below) that Section 6.1(c) of the Purchase Agreement requires the Purchaser to assume the Postpetition PPTO, the Purchaser shall promptly reimburse Sellers for the amount of the Postpetition PPTO that Sellers may have paid at the time of the Closing. For purposes of this Amendment, "Final Determination" means a final judgment of a court of competent jurisdiction having the authority to determine the amount of, and liability with respect to, the Dispute and the denial of, or expiration of all rights to, appeal related thereto. The Committee may be a party to the proceedings relating to the Dispute.

VI.  General Provisions.
     ------------------

     A. Amended and Restated Asset Purchase Agreement. Except as modified by this Amendment, the terms of the Purchase Agreement shall remain in full force and effect.

     B. Counterparts and Headings. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument with the same effect as if the signatures were on one instrument. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Amendment nor shall they affect its meaning, interpretation, construction or effect.

     C. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof.


                       [Signatures on the following page.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.



                           EDO RECONNAISSANCE AND SURVEILLANCE SYSTEMS INC.



                           By  /s/ William J. Frost
                             ---------------------------------------------------
                             Name:  William J. Frost
                             Title: Vice President-Administration



                           CONDOR SYSTEMS, INC.



                           By  /s/ Kent E. Hutchinson
                             ---------------------------------------------------
                             Name:  Kent E. Hutchinson
                             Title: Chief Executive Officer
                                    and President


                           CEI SYSTEMS, INC.



                           By  /s/ F.B. Bassett
                             ---------------------------------------------------
                             Name:  F.B. Bassett
                             Title: Chief Financial Officer

                                                                    EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE


                                           Investor Contact:                      Company Contact:
  60 East 42nd Street, Ste. 5010           Neil Berkman or Melanie Beeler         William J. Frost
  New York, NY 10165                       Berkman Associates                     Vice President-Administration
  212-716-2000                             (310) 277-5162                         (212) 716-2000
                                           info@BerkmanAssociates.com             www.edocorp.com

                      EDO Corporation Completes Purchase of
                       the Assets of Condor Systems, Inc.


     NEW YORK, NEW YORK -- July 29, 2002 -- EDO Corporation (NYSE: EDO) announced today that EDO Reconnaissance and Surveillance Systems Inc., a wholly owned subsidiary, has completed the previously announced purchase of substantially all of the assets and businesses of Condor Systems, Inc., a California corporation, and its domestic subsidiary for approximately $61.9 million in cash and the assumption of certain normal employee benefit obligations and a certain number of trade and supplier payables required to support operations going forward valued together at approximately $12 million. The transaction also includes the assumption of $28 million of outstanding letters of credit normally associated with international contracts of the type being assumed.
     Condor Systems, Inc., founded in 1980, is a privately held defense electronics firm and a manufacturer of signal intelligence and electronic warfare systems and products with revenue for 2001 of approximately $78 million.
     James M. Smith, EDO's Chairman, President and CEO said, "Condor meets all of our acquisition criteria. It considerably expands our electronic warfare footprint as a supplier in the areas of intelligence, reconnaissance and surveillance systems. Condor is platform-oriented with strategic positions on such airborne platforms as the Navy's P-3 and EP-3, the Air Force's RC-135 Rivet Joint Aircraft, as well as the Los Angeles and Virginia-class submarines. Condor conducts substantial international business and has earned a solid reputation with the major prime contractors. Condor's culture is highly compatible with EDO's, and we have known and worked with Condor's senior management for years."
     Smith continued, "We clearly understand the circumstances of Condor's bankruptcy, and we consider them immaterial on a go-forward basis. Based on our discussions with Condor's major customers, we anticipate a smooth integration of Condor's business into EDO's operations."

About  EDO  Corporation
     EDO Corporation (www.EDOcorp.com) supplies highly engineered products for governments and industry worldwide, including advanced electronic, electromechanical and information systems and engineered materials critical to the mission success of its customers. The Company's Defense Segment provides integrated front-line war fighting systems, including radar countermeasures systems, aircraft weapons storage and release systems, airborne mine countermeasure systems, integrated combat systems and sonar systems and professional, operational, technical and information technology services. EDO's Space and Communication Segment addresses the needs of the remote sensing, communication, navigation, and electronic warfare industries with ultra-miniature electronics and a broad line of antennas. The Company's Engineered Materials Segment supplies piezoelectric and advanced composites for the communication, navigation, chemical, petrochemical, paper and oil industries, for civilian infrastructure and military applications.

Forward-Looking  Statements
     This press release contains statements that are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                                   * * * * *